
                                                                    EXHIBIT 10.2

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                          SECURITIES PURCHASE AGREEMENT

                                      among

                       MEDICIS PHARMACEUTICAL CORPORATION,
                             a Delaware corporation,

                            ASCENT PEDIATRICS, INC.,
                             a Delaware corporation,

                          BIOMARIN PHARMACEUTICAL INC.,
                             a Delaware corporation

                                       and

                            BIOMARIN PEDIATRICS INC.,
                             a Delaware corporation

                            Dated as of May 18, 2004

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                                TABLE OF CONTENTS

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1.    OPTION TO ACQUIRE ASCENT......................................................................     1

      1.1      Option Grant.........................................................................     1

      1.2      Option Exercise......................................................................     1

      1.3      Option Exercise Price................................................................     3

      1.4      Option Closing.......................................................................     4

      1.5      Escrow for Discovered Liabilities....................................................     5

      1.6      Alternative Structure................................................................     6

2.    REPRESENTATIONS AND WARRANTIES OF MEDICIS.....................................................     6

      2.1      Due Organization; No Subsidiaries; Etc...............................................     6

      2.2      Capitalization.......................................................................     6

      2.3      Authority; Binding Nature of Agreements..............................................     7

      2.4      Governmental and Other Authorizations................................................     7

      2.5      Non-Contravention; Consents..........................................................     7

      2.6      Title to Option Shares; Acquisition Transaction......................................     8

      2.7      Liabilities..........................................................................     8

      2.8      Tax Matters..........................................................................     8

      2.9      Proceedings; Orders..................................................................    10

      2.10     Fraudulent Transfers.................................................................    10

      2.11     Real Property........................................................................    10

      2.12     Investment Banking Fees..............................................................    10

      2.13     Investment Representations of Medicis................................................    10

      2.14     Compliance with Legal Requirements...................................................    12

3.    REPRESENTATIONS AND WARRANTIES OF BIOMARIN AND BIOMARIN ACQUISITION...........................    12

      3.1      Due Organization; Etc................................................................    12

      3.2      Capitalization.......................................................................    13

      3.3      Authority; Binding Nature of Agreements..............................................    13

      3.4      Governmental and Other Authorizations................................................    13

      3.5      Non-Contravention....................................................................    13

      3.6      Filings with the Commission..........................................................    14
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      3.7      Liabilities..........................................................................    14

      3.8      Compliance with Legal Requirements...................................................    14

      3.9      Proceedings; Orders..................................................................    14

      3.10     Fraudulent Transfers.................................................................    15

      3.11     Investment Banking Fees..............................................................    15

      3.12     Nasdaq Listing Compliance............................................................    15

      3.13     Investment Representations of BioMarin...............................................    15

      3.14     Absence of Changes...................................................................    16

4.    OTHER AGREEMENTS..............................................................................    16

      4.1      Operation of Medicis and Ascent......................................................    16

      4.2      Operation of BioMarin and BioMarin Acquisition.......................................    19

      4.3      No Disposition or Encumbrance of Option Shares.......................................    19

      4.4      Access and Investigation.............................................................    19

      4.5      Notification.........................................................................    20

      4.6      Noncompetition by Medicis............................................................    20

      4.7      Public Announcements.................................................................    20

      4.8      Registration of Shares...............................................................    21

      4.9      Additional Tax Matters...............................................................    25

      4.10     Update of "Knowledge" Definition.....................................................    26

      4.11     Confidentiality......................................................................    26

      4.12     Reasonable Efforts; Filings and Consents.............................................    26

5.    CONDITIONS PRECEDENT TO BIOMARIN ACQUISITION'S OBLIGATION TO EXERCISE OPTION..................    26

      5.1      Accuracy of Representations..........................................................    26

      5.2      Consents and Governmental Approvals..................................................    27

      5.3      No Restraints........................................................................    27

      5.4      Performance of Obligations...........................................................    27

      5.5      Additional Documents.................................................................    27

      5.6      Release..............................................................................    27

6.    CONDITIONS PRECEDENT TO MEDICIS' OBLIGATION TO CLOSE..........................................    27
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                                   (continued)

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      6.1      Accuracy of Representations..........................................................    28

      6.2      Consents and Governmental Approvals..................................................    28

      6.3      No Restraints........................................................................    28

      6.4      Performance of Obligations...........................................................    28

      6.5      Additional Documents; Payments.......................................................    28

7.    TERMINATION...................................................................................    29

      7.1      Termination Events...................................................................    29

      7.2      Termination Procedures...............................................................    29

      7.3      Effect of Termination................................................................    29

8.    SURVIVAL AND INDEMNIFICATION..................................................................    29

      8.1      Survival of Representations and Covenants............................................    29

      8.2      Indemnification by Medicis...........................................................    30

      8.3      Indemnification by BioMarin..........................................................    32

      8.4      Procedures Relating to Indemnification for Third Party Claims........................    33

      8.5      Other Claims.........................................................................    34

      8.6      Settlements..........................................................................    34

      8.7      No Consequential or Punitive Damages.................................................    34

9.    MISCELLANEOUS PROVISIONS......................................................................    35

      9.1      Further Assurances...................................................................    35

      9.2      Fees and Expenses; Investment Banking Fees...........................................    35

      9.3      Attorneys' Fees......................................................................    35

      9.4      Notices..............................................................................    35

      9.5      Time of the Essence..................................................................    37

      9.6      Headings.............................................................................    37

      9.7      Counterparts.........................................................................    37

      9.8      Governing Law; Venue.................................................................    37

      9.9      Dispute Resolution Procedures........................................................    38

      9.10     Successors and Assigns; Parties In Interest..........................................    38

      9.11     Exclusive Remedies; Specific Performance.............................................    38

      9.12     Waiver...............................................................................    39
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      9.13     Amendments...........................................................................    39

      9.14     Severability.........................................................................    39

      9.15     Entire Agreement.....................................................................    39

      9.16     Performance Guarantee................................................................    39

      9.17     Construction.........................................................................    40

      9.18     Consistency..........................................................................    41

      9.19     NO PROJECTION OR FINANCIAL FORECAST..................................................    41

      9.20     Noncompetition by BioMarin...........................................................    41

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT is entered into as of May 18, 2004 (the "EFFECTIVE DATE"), by and among Medicis Pharmaceutical Corporation, a Delaware corporation ("MEDICIS"), Ascent Pediatrics, Inc., a Delaware corporation ("ASCENT"), BioMarin Pharmaceutical Inc., a Delaware corporation ("BIOMARIN"), and BioMarin Pediatrics Inc., a Delaware corporation and wholly-owned subsidiary of BioMarin ("BIOMARIN ACQUISITION"). Capitalized terms used in this Agreement are defined herein and in EXHIBIT A.

                                    RECITALS

      WHEREAS, Medicis owns, of record and beneficially, all of the issued and outstanding capital stock of Ascent; and

      WHEREAS, Medicis desires to grant to BioMarin Acquisition an option to purchase all of the issued and outstanding capital stock of Ascent, pursuant to and subject to the terms of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    OPTION TO ACQUIRE ASCENT.

      1.1 OPTION GRANT. Medicis hereby grants to BioMarin Acquisition an exclusive option (the "OPTION") to acquire good and valid title to all of the issued and outstanding shares of capital stock of Ascent, free and clear of all Encumbrances (the "OPTION SHARES"), the purchase and sale of which shall be pursuant to the terms and conditions of this Agreement.

      1.2 OPTION EXERCISE.

            (a) The Option shall be exercised by BioMarin Acquisition and concurrently therewith the purchase and sale of the Option Shares shall occur, subject to Section 1.2(b), (c), (d), (e), and 1.5(b) on the later of August 17, 2009 (the "TARGET CLOSING DATE"), or the fifth (5th) Business Day after the last of the conditions set forth in Article 5 and Article 6 shall have been satisfied or waived, except for conditions which by their terms must be satisfied as of the date of consummation of the purchase and sale of the Option Shares (the "OPTION CLOSING Date"); provided, however, that if the aggregate number of prescriptions for products with an equivalent or greater economic value per prescription using ORAPRED(R), oral liquid prednisolone solution products and oral dissolving tablet prednisolone products that are sold by BioMarin Acquisition or its Affiliates or licensees during the period from, April 1, 2008 to March 31, 2009 exceeds 150% of the aggregate number of prescriptions for products using ORAPRED(R), oral liquid prednisolone solution products and oral dissolving tablet prednisolone products that were sold by Medicis, Ascent or their Affiliates or licensees during the twelve month period ending on March 31, 2004, as reported by IMS Health Incorporated, then BioMarin Acquisition may elect, in its sole and absolute discretion, not to exercise the Option, in which case it shall deliver to Medicis, on or prior to the Option Closing Date, a notice that it declines to exercise the Option (the

"NOTICE OF NON-EXERCISE"). The Notice of Non-Exercise shall be given by the delivery of written notice to such effect to Medicis on or before the Option Closing Date.

            (b) Medicis may, in its sole discretion, accelerate the Option Closing Date if BioMarin Acquisition fails to timely make any License Payment or Contingent Payments Reimbursement Payment (as such terms are defined in the License Agreement) pursuant to the terms of the License Agreement and such failure is not cured within twenty (20) Business Days of the due date thereof, including the payment of accrued interest. If Medicis elects to accelerate the Option Closing Date pursuant to this Section 1.2(b): (i) Medicis shall deliver notice of such election (a "NOTICE OF ACCELERATION") to BioMarin Acquisition within sixty (60) days of the end of the cure period specified in the immediately preceding sentence; and (ii) the Option Closing Date shall occur twenty (20) Business Days after receipt by BioMarin Acquisition of the Notice of Acceleration and the Option Closing shall occur on such Option Closing Date in accordance with Section 1.4. BioMarin's right to deliver a Notice of Non-Exercise pursuant to Section 1.2(a) shall immediately terminate upon receipt of a Notice of Acceleration from Medicis delivered in accordance herewith.

            (c) BioMarin Acquisition may, in its sole discretion, accelerate the Option Closing Date if either Ascent or Medicis is in material Breach of any its obligations under the License Agreement and BioMarin Acquisition gives Medicis written notice of such Breach, specifying in reasonable detail the particulars of the alleged Breach, and such Breach has not been cured within twenty (20) Business Days after Medicis' receipt of such notice. If BioMarin Acquisition elects to accelerate the Option Closing Date pursuant to this Section 1.2(c):
(i) BioMarin Acquisition shall deliver a Notice of Acceleration to Medicis within sixty (60) days of the end of the cure period specified in the immediately preceding sentence; and (ii) the Option Closing Date shall occur twenty (20) Business Days after receipt by Medicis of the Notice of Acceleration and the Option Closing shall occur on such Option Closing Date in accordance with Section 1.4; provided, however, that the payment of the Cash Option Payment by BioMarin Acquisition to Medicis pursuant to Section 1.4(b)(ii) and the delivery of the BioMarin Payment Shares by BioMarin to Medicis pursuant to
Section 1.4(b)(iii) shall not occur until the Target Closing Date.

            (d) In the event that a case is commenced by or against Ascent to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or there is appointed a trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) with respect to Ascent or with respect to all or any substantial part of its properties or assets, or Ascent makes an assignment for the benefit of creditors, or Ascent admits in writing its inability to pay its debts generally as they become due, or Ascent declares or effects a moratorium on its debt or takes any corporate action in furtherance of any of the foregoing, then BioMarin Acquisition may, in its sole discretion, accelerate the Option Closing Date. If BioMarin Acquisition elects to accelerate the Option Closing Date pursuant to this Section 1.2(d): (i) BioMarin Acquisition shall deliver a Notice of Acceleration to Medicis within sixty (60) days of any filing, consent, admission, declaration or action specified in the immediately preceding sentence; and (ii) the Option Closing Date shall occur twenty (20) Business Days after receipt by Medicis of the Notice of Acceleration and the Option Closing shall occur on such Option Closing Date in accordance with Section 1.4; provided, however, that the payment of the Cash Option Payment by BioMarin Acquisition to Medicis pursuant to

Section 1.4(b)(ii) and the delivery of the BioMarin Payment Shares by BioMarin to Medicis pursuant to Section 1.4(b)(iii) shall not occur until the Target Closing Date.

            (e) In the event that a case is commenced by or against Medicis to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or there is appointed a trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) with respect to Medicis or with respect to all or any substantial part of its properties or assets, or Medicis makes an assignment for the benefit of creditors, or Medicis admits in writing its inability to pay its debts generally as they become due, or Medicis declares or effects a moratorium on its debt or takes any corporate action in furtherance of any of the foregoing, then the Option Closing Date shall automatically accelerate to the date immediately prior to any such commencement, filing, consent, appointment, admission, declaration or action. If the Option Closing Date is accelerated pursuant to this Section 1.2(e) the parties shall immediately make the payments and deliveries specified in Section 1.4(b); provided, however, that the payment of the Cash Option Payment by BioMarin Acquisition to Medicis pursuant to Section 1.4(b)(ii) and the delivery of the BioMarin Payment Shares by BioMarin to Medicis pursuant to
Section 1.4(b)(iii) shall not occur until the Target Closing Date.

      1.3 OPTION EXERCISE PRICE. The aggregate consideration for the Option Shares shall be Eighty Two Million Dollars ($82,000,000) payable as follows:

            (a) Sixty Two Million Dollars ($62,000,000) (the "CASH OPTION PAYMENT"), payable in cash at the Option Closing;

            (b) Twenty Million ($20,000,000), payable at the Option Closing in that number of shares of BioMarin Common Stock with an aggregate value, as of the Option Closing Date, of Twenty Million Dollars ($20,000,000), as measured by the average closing sales price per share of BioMarin Common Stock over the twenty trading days immediately preceding the Option Closing Date (or to the extent the Option Closing Date is accelerated pursuant to Section 1.2(c), (d) or
(e), as measured by the average closing sales price per share of BioMarin Common Stock over the twenty (20) trading days immediately preceding the Target Closing
Date) (the "BIOMARIN PAYMENT SHARES"); provided, however, (i) if BioMarin is unable to deliver such BioMarin Payment Shares at the Option Closing, (ii) if BioMarin determines that the representations and warranties in Section 3.12 or
3.14 are not accurate as of the Option Closing Date, or (iii) the registration statement for BioMarin Payment Shares described in Section 4.8(a) is not effective on the Option Closing Date, then in cash (and, in such event, BioMarin shall have no further obligation under Section 4.8); and

            (c) In the event that the Option Closing Date is accelerated pursuant to Section 1.2(b), (c), (d) or (e), the aggregate consideration for the Option Shares shall be increased by an amount equal to the then remaining unpaid License Payments and Contingent Payments Reimbursement Payments (each as defined in the License Agreement) payable under the License Agreement (the "ADDITIONAL CONSIDERATION). For avoidance of doubt, upon the Option Closing Date, neither Medicis nor Ascent shall have any rights in or be entitled to receive any remaining License Payments (as defined on the License Agreement) or Contingent Payments Reimbursement Payments (as defined in the License Agreement) payable or that become payable under the License Agreement.

      1.4 OPTION CLOSING.

            (a) The closing of the sale of the Option Shares to BioMarin Acquisition (the "OPTION CLOSING") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, Twenty-Fourth Floor, 55 Second Street, San Francisco, California, at 10:00 a.m. on the Option Closing Date.

            (b) At the Option Closing:

                  (i) Medicis shall execute and deliver to BioMarin Acquisition a certificate or certificates evidencing the Option Shares, properly endorsed for transfer or with stock powers authorizing the transfer of the Option Shares duly and validly executed in blank attached or otherwise in proper form for transfer to BioMarin Acquisition, together with such other documents as BioMarin Acquisition may reasonably request to evidence the transfer to BioMarin Acquisition of good and valid title to the Option Shares, free and clear of all Encumbrances;

                  (ii) BioMarin Acquisition shall pay to Medicis the Cash Option Payment by wire transfer of immediately available funds, to an account designated by Medicis not less than five (5) Business Days prior to the Option Closing Date; provided, however, that in the event that the Option Closing Date is accelerated pursuant to Section 1.2(c), (d) or (e), the payment of the Cash Option Payment shall not occur until the Target Closing Date;

                  (iii) BioMarin shall deliver to Medicis a certificate or certificates evidencing the BioMarin Payment Shares, each of which shall be registered in the name of Medicis; provided, however, that in the event that the Option Closing Date is accelerated pursuant to Section 1.2(c), (d) or (e), the delivery of the BioMarin Payment Shares shall not occur until the Target Closing Date;

                  (iv) Medicis shall deliver to BioMarin Acquisition all legal analyses and opinions prepared for and in the name of Ascent related to the Technology that are in the control and possession of Ascent;

                  (v) In the event that the Option Closing Date is accelerated pursuant to Section 1.2(b), (c), (d) or (e), BioMarin Acquisition shall pay to Medicis, by wire transfer of immediately available funds, to an account designated by Medicis not less than five (5) Business Days prior to the Option Closing Date, an amount equal to the Additional Consideration; and

                  (vi) In the event that the Option Closing Date is accelerated pursuant to Section 1.2(b), (c), (d) or (e) prior to the termination of that certain Escrow Agreement dated May 18, 2004 among BioMarin, BioMarin Acquisition, Ascent and U.S. Bank, National Association, the parties shall, upon payment by BioMarin or BioMarin Acquisition to Medicis of the amounts due to Medicis under Section 1.4(b)(v), immediately deliver joint instructions to U.S. Bank, National Association to terminate such Escrow Agreement and release all remaining Escrow Assets (as defined in such Escrow Agreement) to BioMarin Acquisition.

      1.5 ESCROW FOR DISCOVERED LIABILITIES.

            (a) If, prior to the Option Closing Date, Medicis becomes aware of any actual or potential Liability (including, without limitation, Third Party Claims) of Ascent, except any Third Party Claim arising from the conduct or operation of making, manufacturing, marketing, selling, distributing, importing, exporting and developing of the Products, following the Effective Date, except Damages suffered or incurred or arising from the Breach of Medicis, Ascent or Medicis Manufacturing, as applicable, under the Supply Agreement, the Transition Services Agreement or the License Agreement ("ASCENT LIABILITY"), then (i) at least ninety (90) days prior to the Option Closing Date for each Ascent Liability of which Medicis becomes aware prior to such ninety-day period, and
(ii) within at least two (2) Business Days for each Ascent Liability of which Medicis becomes aware during such ninety-day period, Medicis shall notify (the "LIABILITIES NOTICE") BioMarin Acquisition of such Ascent Liability.

            (b) BioMarin Acquisition shall have the right to conduct an investigation into such Ascent Liabilities and the amount thereof and Medicis shall afford BioMarin Acquisition such access and assistance as BioMarin Acquisition may reasonably request as permitted under Section 4.4. If any Liabilities Notice describes any Proceeding, Medicis will deliver or make available to BioMarin Acquisition accurate and complete copies of all pleadings (to which Medicis or Ascent has access) that relate to such Proceedings. The senior executives of both Medicis and BioMarin Acquisition shall attempt in good faith, within five (5) Business Days of receipt by BioMarin Acquisition of the Liabilities Notice (the "RESOLUTION PERIOD"), to agree upon a reasonable estimate of the potential Damages that BioMarin Acquisition would incur as a result of such Ascent Liabilities if the Option Closing were consummated (the "ESTIMATED DAMAGES"). If at the conclusion of the Resolution Period the parties have not reached an agreement on the Estimated Damages, then Medicis and BioMarin Acquisition shall engage an independent Entity expert in the type of Liability that is the subject of the dispute (the "INDEPENDENT APPRAISER") within five (5) Business Days of the end of the Resolution Period to determine the Estimated Damages. Each party agrees to execute, if requested by the Independent Appraiser, a reasonable engagement letter. The determination of the Independent Appraiser of the Estimated Damages shall be made within sixty (60) days after its engagement, shall be set forth in a written statement delivered to Medicis and BioMarin Acquisition and shall be final, binding, conclusive and nonappealable solely for the purpose of determining the amount of the Estimated Damages under this Section 1.5. If the Option Closing Date would occur prior to the final determination of the Estimated Damages, the Option Closing Date shall be delayed until two (2) Business Days after such final determination. For purposes of this Section 1.5(b), the Independent Appraiser will not be considered "independent" if (A) it would not meet the independence requirements set forth in Section 2-01(c) of Regulation S-X promulgated under the Exchange Act, except substituting "Independent Appraiser" for "accountant" and "a party" for "an audit client" as used therein, or (B) has been retained by either of the parties within the preceding twelve month period.

            (c) The amount of the Estimated Damages as determined pursuant to the procedures set forth in Section 1.5(b) shall be deducted from the Option Shares deliverable at the Option Closing and the Cash Option Payment payable at the Option Closing in the ratio of 20% of the Estimated Damages in Option Shares and 80% of the Estimated Damages in Cash Option Payment (the "ESCROW CASH"). The number of shares to be deducted from the Option Shares

(the "ESCROW SHARES") shall be that number of BioMarin Shares (up to the total number of Option Shares) with an aggregate value equal to 20% of the Estimated Damages, as of the Option Closing Date, as measured by the average closing sales price per BioMarin Share over the twenty (20) trading days immediately preceding the Option Closing Date (such average closing sales price, as such amount shall be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends and similar events, being referred to as the "ESCROW SHARE PRICE"). The Escrow Shares and the Escrow Cash shall be deposited on the Option Closing Date with an escrow agent mutually agreeable to the parties and on terms and conditions substantially as set forth in the escrow agreement attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"). From and after the Option Closing Date, if BioMarin Acquisition incurs any Damages in connection with any Ascent Liability, the Escrow Shares (valued at the Escrow Share Price) and the Escrow Cash shall be released to BioMarin Acquisition in the ratio of 20% of the Damages in Escrow Shares and 80% of the Damages in Escrow Cash in satisfaction of such Damages up to the amounts released from escrow. If after the Option Closing Date, BioMarin Acquisition and Medicis agree in writing that the Ascent Liabilities cease to exist, then the parties shall cause any Escrow Shares and Escrow Cash not released to BioMarin in satisfaction of Damages to be released to Medicis. Nothing contained in this Section 1.5 shall be deemed to limit or restrict the rights of any BioMarin Indemnitee to pursue indemnification under Section 8.2. Nothing herein shall be deemed an admission of liability as to any Third Party by any party hereto with respect to any Ascent Liability. The parties hereto agree that the receipt by a BioMarin Indemnitee of Escrow Shares shall be treated as satisfaction of Damages as of the date of receipt thereof in an amount equal to the product of the number of Escrow Shares received and the Escrow Share Price.

      1.6 ALTERNATIVE STRUCTURE. In the event that any of the conditions set forth in Article 5 are not satisfied on or prior to a date not later than 180 days prior to the sixth anniversary of the Effective Date, the parties shall agree to and promptly thereafter shall consummate an alternative structure for the transactions contemplated hereby so as to achieve the same result as contemplated by this Agreement. For example, the parties shall consider a sale of good and valid title to all of the assets of Ascent to BioMarin Acquisition free and clear of all Encumbrances.

2.    REPRESENTATIONS AND WARRANTIES OF MEDICIS.

      Medicis represents and warrants as of the Effective Date and as of the Option Closing Date, to and for the benefit of BioMarin and BioMarin Acquisition, that each of the following representations and warranties is true and correct.

      2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. Each of Medicis and Ascent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ascent is qualified, authorized, registered or licensed to do business as a foreign corporation in each jurisdiction where its business requires such qualification, except where the failure to be so qualified, authorized, registered or licensed would not have an Ascent Material Adverse Effect. Medicis has delivered to (or made available for inspection by) BioMarin Acquisition accurate and complete copies of the certificate of incorporation and bylaws of Ascent, including all amendments thereto. Ascent has no Subsidiaries and does not hold any securities of any other Entity.

      2.2 CAPITALIZATION. The authorized capital stock of Ascent consists solely of (i) 60,000,000 shares of common stock, $0.0004 par value per share (the "ASCENT COMMON STOCK"), and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, none of which are issued and outstanding. Subject to a reverse stock split as permitted under Section 4.1(a)(viii), there are 20,000,000 shares of Ascent Common Stock issued and outstanding. All of the issued and outstanding shares of capital stock of Ascent are owned of record and beneficially, solely by Medicis and all such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Such shares were issued in compliance with Federal securities laws and applicable state securities laws. None of such outstanding shares are subject to any Encumbrance of any kind. There are no restrictions on or contractual or other provisions affecting the ability of Medicis to vote such outstanding shares or to sell such shares pursuant to this Agreement. There are no outstanding options, warrants, rights (including conversion or preemptive rights or stock appreciation rights or rights to participate in Ascent's profits) or agreements for the purchase or acquisition from Ascent of any shares of its capital stock.

      2.3 AUTHORITY; BINDING NATURE OF AGREEMENTS. Each of Ascent and Medicis has all corporate power and authority to enter into and to perform its obligations under this Agreement. The execution, delivery and performance by each of Ascent and Medicis of this Agreement have been duly authorized by all necessary action on the part of each of Ascent and Medicis and its stockholders, board of directors and officers. This Agreement, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of each of Ascent and Medicis enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity (the "ENFORCEABILITY EXCEPTION").

      2.4 GOVERNMENTAL AND OTHER AUTHORIZATIONS. The execution and delivery of this Agreement and the consummation or performance by Medicis of its obligations hereunder:

            (a) do not require any approval of any Governmental Body on the part of Medicis or any material consent, waiver or approval of any other Person on the part of Medicis, other than the filing of a report and notification pursuant to the HSR Act and the expiration of all waiting periods thereunder; and

            (b) as of the date of this Agreement, do not give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is part of the Intellectual Property.

      2.5 NON-CONTRAVENTION; CONSENTS. The execution and delivery of this Agreement and the consummation or performance by Medicis or Ascent, as applicable, of their respective obligations hereunder, do not and will not (a) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any loan, credit or note agreement, mortgage, security agreement, promissory note, license or other agreement to which Medicis or Ascent is bound or affected, the contravention or conflict with or violation of which would have an Ascent Material Adverse Effect, (b) contravene or conflict with the certificate of incorporation or bylaws of Medicis or Ascent, or (c) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Medicis is subject, the contravention or conflict with or violation of which would have an Ascent Material Adverse Effect, or to which Ascent or any of the Intellectual Property is subject.

      2.6 TITLE TO OPTION SHARES; ACQUISITION TRANSACTION.

            (a) Except as set forth in Part 2.6(a) of the Ascent Disclosure Schedule, Ascent has good and valid title to all of the Intellectual Property and the Development Technology.

            (b) None of the Intellectual Property or the Development Technology is subject to any Encumbrance other than Permitted Encumbrances and the Supply Agreement as of the Effective Date and the Permitted Encumbrances as of the Option Closing Date.

            (c) Medicis has good and valid title to all of the Option Shares, and none of the Option Shares is subject to any Encumbrance, and, on the Option Closing Date, Medicis will transfer to BioMarin Acquisition good and valid title to all of the Option Shares, free and clear of any and all Encumbrances.

            (d) Except for the License Agreement and the Lyne License, none of Medicis, Ascent or any of their Affiliates has any agreement, absolute or contingent, written or oral, with any other Person to effect any Acquisition Transaction.

      2.7 LIABILITIES.

            (a) Neither Medicis nor Ascent has, since November 15, 2001 (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, or (v) been convicted of, or pleaded guilty or no contest to, any felony.

            (b) As of the Option Closing Date, Ascent will have no assets or properties, other than the assets and properties licensed under the License Agreement and the Secondary ANDA, and will have no Liabilities (including for Taxes), except Liabilities that may have arisen as a direct result of the Breach of BioMarin Acquisition of its obligations under the License Agreement. As of the Option Closing Date, Ascent will not have any employees or independent contractors. As of the Option Closing Date, neither Medicis nor Ascent will be in material Breach of any of the terms and conditions of the License Agreement.

      2.8 TAX MATTERS.

            (a) All material Tax Returns required to be filed by or on behalf of Ascent with any Governmental Body with respect to any taxable period ending on or before the Option Closing Date have been or will be filed on or before the applicable due date (including any extensions of such due date). The information contained in such Tax Returns is accurate and complete in all material respects. All amounts shown on such Tax Returns to be due on or before the Option Closing Date have been or will be paid on or before the Option Closing Date. Medicis has delivered to (or made available for inspection by) BioMarin Acquisition accurate and complete copies of all material Tax Returns that have been filed by or on behalf of Ascent since December 31, 2002.

            (b) There are no liens for Taxes upon any of the Intellectual Property or Secondary ANDA, except liens for current Taxes not yet due and payable. No extension or waiver of the limitation period applicable to any of the Tax Returns has been granted (by Ascent or any other Person), and no such extension or waiver has been requested from Ascent other than an extension resulting from the filing of a Tax Return after its due date in the Ordinary Course of Business. Ascent has not entered into a closing agreement pursuant to
Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law. No claim or Proceeding is pending or, to the Knowledge of Ascent and Medicis, has been threatened against or with respect to Ascent in respect of any material Tax.

            (c) On the Option Closing Date, no powers of attorney or other authorizations will be in effect that grant to any Person the authority to represent Ascent in connection with any Tax matter or Proceeding.

            (d) Medicis, with respect to the Pediatrics Business, and Ascent have properly withheld and paid all material Taxes required to be withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (e) Ascent is not, nor has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract, including any obligation arising by reason of Treasury Regulations
Section 1.1502-6, and Ascent has not or, by reason of the consummation of the transactions contemplated hereby, will not have any liability or obligation under any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

            (f) None of the Intellectual Property is subject to, or constitutes, a safe harbor lease within the meaning of former Section 168(f) of the Code.

            (g) There is no proposal for increasing the assessed value of any of the Intellectual Property or Secondary ANDA for Tax purposes and there are no pending Proceedings or public improvements which would result in the levy of any material special Tax or assessment against any of such assets.

            (h) Neither Medicis nor Ascent is a "foreign person" within the meaning of Section 1445 of the Code.

            (i) Ascent has never been a "reporting corporation" subject to the information and reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

            (j) Medicis with respect to the Pediatrics Business and Ascent have collected all material sales, use and value added Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Body and have furnished properly completed exemption certificates for all exempt transactions.

            (k) Except as set forth in Part 2.8(k) of the Ascent Disclosure Schedule, neither Medicis with respect to the Pediatrics Business nor Ascent has been, and neither Medicis with respect to the Pediatrics Business nor Ascent will be, required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Option Closing Date.

      2.9 PROCEEDINGS; ORDERS. Except as set forth in Part 2.9 of the Ascent Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of Ascent and Medicis, no Person has threatened to commence any Proceeding involving (a) Ascent or the Intellectual Property or the Pediatrics Business; or
(b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To the Knowledge of Ascent and Medicis, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Part 2.9 of the Ascent Disclosure Schedule, to the Knowledge of Ascent and Medicis, there is no Order to which Ascent or any of the Intellectual Property or the Pediatrics Business is subject.

      2.10 FRAUDULENT TRANSFERS. Medicis is not insolvent, nor will be rendered insolvent by any of the transactions contemplated hereby. Immediately after the Option Closing, (i) Medicis will be able to pay its debts as they become due, and (ii) Medicis will not have unreasonably small assets with which to conduct its present or proposed business. As used in this Section 2.10, "insolvent" means that the sum of the Person's assets does not and will not exceed its debts and other liabilities at a fair valuation.

      2.11 REAL PROPERTY. Ascent does not own any real property or lease any material real property.

      2.12 INVESTMENT BANKING FEES. None of Medicis, Ascent or any of their Affiliates has incurred any investment banking, broker or finder fees that will become the responsibility of BioMarin or BioMarin Acquisition before or after the Effective Date.

      2.13 INVESTMENT REPRESENTATIONS OF MEDICIS. With respect to the BioMarin Payment Shares acquired by Medicis pursuant to this Agreement:

            (a) Medicis will acquire such BioMarin Payment Shares for investment purposes only, for its own account and not as nominee or agent for any other Person and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

            (b) Medicis knows of no public solicitation or advertisement of an offer in connection with such BioMarin Payment Shares.

            (c) Medicis has had the opportunity to ask questions of and receive answers from BioMarin concerning the terms and conditions of the BioMarin Payment Shares. Medicis has received all information that it has requested regarding BioMarin and believes that such information is sufficient to make an informed decision with respect to the acquisition of the BioMarin Payment Shares.

            (d) Medicis is able to bear the economic risk of its investment in the BioMarin Payment Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of and protecting its interests with respect to its investment in the BioMarin Payment Shares. Medicis is aware of the risk involved in its investment in the BioMarin Payment Shares and has determined that such investment is suitable for Medicis in light of its financial circumstances and available investment opportunities.

            (e) Medicis is and will be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (f) Medicis hereby further agrees with BioMarin that the instruments or certificates evidencing the BioMarin Payment Shares and each instrument or certificate issued in transfer thereof will bear the following legend:

            "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

            (g) The instruments or certificates representing the BioMarin Payment Shares and each instrument or certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

            (h) Prior to any proposed sale, assignment, transfer or pledge of any of the BioMarin Payment Shares by Medicis, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, Medicis shall give written notice to BioMarin of Medicis' intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at Medicis' expense, by an unqualified written opinion of legal counsel, who shall and whose legal opinion shall be reasonably satisfactory to BioMarin (which may be counsel for BioMarin), addressed to BioMarin, to the effect that the proposed transfer of the BioMarin Payment Shares may be effected without registration under the Securities Act, whereupon Medicis shall be entitled to transfer such BioMarin Payment Shares in accordance with the terms of the notice delivered by Medicis to BioMarin.

            (i) Medicis consents to BioMarin's making a notation on its records or giving instructions to any transfer agent of the BioMarin Payment Shares in order to implement the restrictions on transfer of the BioMarin Payment Shares.

            (j) Medicis is aware that the BioMarin Payment Shares will be issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this Section 2.13.

            (k) Medicis is not a company established solely to acquire the BioMarin Payment Shares.

      2.14 COMPLIANCE WITH LEGAL REQUIREMENTS. Ascent is in compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except to the extent any such noncompliance, individually or in the aggregate, would not reasonably be expected to have an Ascent Material Adverse Effect. To the Knowledge of Medicis and Ascent, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result in a violation by Medicis or Ascent of, or a failure on the part of Ascent to comply with, any Legal Requirement, except to the extent any such noncompliance, individually or in the aggregate, would not reasonably be expected to have an Ascent Material Adverse Effect. Neither Medicis nor Ascent has received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any Legal Requirement that would reasonably be expected to have an Ascent Material Adverse Effect.

3.    REPRESENTATIONS AND WARRANTIES OF BIOMARIN AND BIOMARIN ACQUISITION.

      Each of BioMarin and BioMarin Acquisition represents and warrants jointly and severally as of the Effective Date and as of the Option Closing Date, to and for the benefit of Medicis, that each of the following representations and warranties is true and correct.

      3.1 DUE ORGANIZATION; ETC. Each of BioMarin and BioMarin Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of BioMarin and BioMarin Acquisition is qualified, authorized, registered or licensed to do business as a foreign corporation in each jurisdiction where its business requires such qualification, except where the failure to be so qualified, authorized, registered or licensed would not have a BioMarin Material Adverse Effect. Each of BioMarin and BioMarin Acquisition has delivered to (or made available for inspection by) Medicis accurate and complete copies of the certificate of incorporation and bylaws of BioMarin and BioMarin Acquisition, as applicable, including all amendments thereto.

      3.2 CAPITALIZATION.

            (a) As of the Effective Date, the authorized capital stock of BioMarin consists solely of (i) 1,000,000 shares of preferred stock, $0.001 par value per share; and (ii) 150,000,000 shares of common stock, $0.001 par value per share (the "BIOMARIN COMMON STOCK"), and

BioMarin has no authority to issue any other capital stock. All of the BioMarin Payment Shares will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with Federal securities laws and applicable state securities laws

            (b) As of the Effective Date, (i) 64,364,988 shares of BioMarin Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of BioMarin Common Stock are held in the treasury of BioMarin, and (iii) 18,392,703 shares of BioMarin Common Stock are reserved for issuance upon exercise or conversion of options, warrants or other rights to acquire shares of BioMarin Common Stock.

      3.3 AUTHORITY; BINDING NATURE OF AGREEMENTS. Each of BioMarin and BioMarin Acquisition has all corporate power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery by each of BioMarin and BioMarin Acquisition of this Agreement have been duly authorized by all necessary action on the part of each of BioMarin and BioMarin Acquisition and its stockholders, board of directors and officers. This Agreement, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of each of BioMarin and BioMarin Acquisition, enforceable against it in accordance with its terms, subject to the Enforceability Exception.

      3.4 GOVERNMENTAL AND OTHER AUTHORIZATIONS. The execution and delivery of this Agreement and the consummation or performance by BioMarin or BioMarin Acquisition, as applicable, of their respective obligations hereunder, do not require any approval of any Governmental Body on the part of BioMarin or BioMarin Acquisition or any material consent, waiver or approval of any other Person on the part of BioMarin or BioMarin Acquisition, other than the filing of a report and notification pursuant to the HSR Act and the expiration of all waiting periods thereunder and the filing of a Form D with the Commission, "blue sky" filings and the filings contemplated under Section 4.8.

      3.5 NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation or performance by BioMarin or BioMarin Acquisition, as applicable, of their respective obligations hereunder, do not and will not (a) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any loan, credit or note agreement, mortgage, security agreement, promissory note, license or other agreement or instrument to which BioMarin or BioMarin Acquisition is bound or affected, the contravention or conflict with which or violation of which would have a BioMarin Material Adverse Effect, (b) contravene or conflict with the certificate of incorporation or bylaws of BioMarin or BioMarin Acquisition, or (c) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which BioMarin or BioMarin Acquisition, is subject, the contravention or conflict with which or violation of which would have a BioMarin Material Adverse Effect.

      3.6 FILINGS WITH THE COMMISSION.

            (a) BioMarin's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, at the time it was filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects with the applicable requirements of the Exchange Act; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) With respect to such documents and reports as BioMarin may be required to file with the Commission under Section 13 of the Exchange Act within the twelve months preceding the Effective Date and within the twelve months preceding the Option Closing Date (collectively, the "BIOMARIN FILINGS"), at the respective dates they were filed (or if amended or superceded by a filing prior to the date of this Agreement or prior to the Option Closing Date, then on the date so amended or superceded), each such BioMarin Filing, including without limitation any financial statements or schedules included therein, (i) complied in all material respects with all applicable requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.7 LIABILITIES. Neither BioMarin nor BioMarin Acquisition has, since November 15, 2001, (i) made a general assignment for the benefit of creditors,
(ii) filed, or had filed against it, any bankruptcy petition or similar filing,
(iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under this Agreement.

      3.8 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of BioMarin and BioMarin Acquisition is in compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except to the extent any such noncompliance, individually or in the aggregate, would not reasonably be expected to have a BioMarin Material Adverse Effect. To the Knowledge of BioMarin and BioMarin Acquisition, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result in a violation by BioMarin or BioMarin Acquisition of, or a failure on the part of BioMarin or BioMarin Acquisition to comply with, any Legal Requirement, except to the extent any such noncompliance, individually or in the aggregate, would not reasonably be expected to have a BioMarin Material Adverse Effect.

      3.9 PROCEEDINGS; ORDERS. There is no pending Proceeding, and to the Knowledge of BioMarin or BioMarin Acquisition, no Person has threatened to commence any Proceeding involving (a) BioMarin or BioMarin Acquisition which would reasonably be expected to have a BioMarin Material Adverse Effect; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To the Knowledge of BioMarin and BioMarin Acquisition, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

      3.10 FRAUDULENT TRANSFERS. Neither BioMarin nor BioMarin Acquisition is insolvent, nor will be rendered insolvent by any of the transactions contemplated hereby. Immediately after the Option Closing, (i) each of BioMarin and BioMarin Acquisition will be able to pay its debts as they become due, and
(ii) neither BioMarin nor BioMarin Acquisition will have unreasonably small assets with which to conduct its present or proposed business. As used in this
Section 3.10, "insolvent" means that the sum of the Person's assets does not and will not exceed its debts and other liabilities at a fair valuation.

      3.11 INVESTMENT BANKING FEES. None of BioMarin, BioMarin Acquisition or any of their Affiliates has incurred any investment banking, broker or finder fees that will become the responsibility of Medicis or Ascent before or after the Effective Date.

      3.12 NASDAQ LISTING COMPLIANCE. The BioMarin Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market or any United States national securities exchange and BioMarin has taken no action designed to, or likely to have the effect of, terminating the registration of the BioMarin Common Stock under the Exchange Act or de-listing the BioMarin Common Stock from the Nasdaq National Market or any United States national securities exchange, nor has BioMarin received any notification that the SEC or Nasdaq, Inc. is contemplating terminating such registration or listing.

      3.13 INVESTMENT REPRESENTATIONS OF BIOMARIN.

            (a) BioMarin Acquisition will acquire the Option Shares for investment purposes, for its own account and not as nominee or agent for any other Person and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

            (b) BioMarin Acquisition has had the opportunity to ask questions of and receive answers from Medicis concerning the terms and conditions of the Option Shares subject to this Agreement.

            (c) BioMarin Acquisition is able to bear the economic risk of its investment in the Option Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of protecting its interests with respect to its investment in the Option Shares.

            (d) BioMarin Acquisition is and will be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (e) BioMarin Acquisition is aware that the Option Shares will be issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this Section 3.13.

            (f) BioMarin Acquisition is not a company established solely to acquire the Option Shares.

      3.14 ABSENCE OF CHANGES. For the period from the date of the filing by BioMarin with the Commission of its Annual Report on Form 10-K or its Quarterly Report on Form 10-Q, whichever is last filed with the Commission immediately preceding the Effective Date, to the Effective Date, and for the period from the date of the filing by BioMarin with the Commission of its Annual Report on Form 10-K or its Quarterly Report on Form 10-Q, whichever is last filed with the Commission immediately preceding the Option Closing Date, to the Option Closing Date, there will not have been any adverse change in, and no event shall have occurred that could reasonably be expected to have a BioMarin Material Adverse Effect, except as may be disclosed by BioMarin in any report or statement filed with the Commission.

4.    OTHER AGREEMENTS.

      4.1 OPERATION OF MEDICIS AND ASCENT. Each of Medicis and Ascent shall ensure that from and after the Effective Date (or, with respect to clauses (c) and (k) below, from and after the third month anniversary of the Effective Date) until the end of the Option Term, Ascent shall not, without the prior written consent of BioMarin Acquisition:

            (a) engage in any business or activity other than the ownership, operation and maintenance of the assets and properties licensed under the License Agreement and Secondary ANDA, and activities incidental thereto except for:

                  (i) the collection of accounts receivable outstanding as of the Effective Date;

                  (ii) the exercise of the option granted under that certain license agreement by and between Medicis and Taro Pharmaceuticals, North America, Inc., January 14, 2003;

                  (iii) any actions reasonably required for Ascent to perform its obligations under the Transition Services Agreement;

                  (iv) any actions reasonably required for Ascent to perform its obligations under the Ascent Merger Agreement;

                  (v) any actions reasonably required for Ascent to perform its obligations under this Agreement, the License Agreement, the Domain Name and Web Site License Agreement, the Supply Agreement and the Lyne License;

                  (vi) any actions reasonably required as a party to the Litigation Matters, and any litigation matter arising on or after the Effective Date and prior to the Option Closing Date;

                  (vii) the issuance or payment of dividends or other distributions to Medicis, including but not limited to the distribution of equity securities of BioMarin, if any; and

                  (viii) any actions reasonably required to effect a reverse stock split.

            (b) acquire or own any material assets other than the Intellectual Property and other than the Secondary ANDA;

            (c) adopt, maintain, sponsor, contribute to, or incur any Liability with respect to, any Employee Benefit Plan other than as required by law or the applicable Employee Benefit Plan or as may be required in connection with any continuing obligations to former employees of Ascent;

            (d) merge into or consolidate with any other Entity or voluntarily dissolve, liquidate or wind up in whole or in part (or adopt any resolution or plan to do so), lease, license, transfer or otherwise dispose of any of the Intellectual Property Assets or Secondary ANDA or all or substantially all of its assets or change its legal structure;

            (e) fail to preserve its existence as an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or, amend, modify or terminate the provisions of its articles or certificate of incorporation and bylaws other than as permitted under Section 4.1(a)(viii);

            (f) fail to observe corporate formalities in any material respect;

            (g) own any Subsidiary or make any investment in any Person other than shares of BioMarin under the License Agreement;

            (h) commingle its assets with the assets of any other Entity;

            (i) fail to hold its assets or conduct its business in its own name;

            (j) become insolvent or fail to pay its debts and liabilities from its assets as the same may become due;

            (k) fail to maintain its books and records and bank accounts separate and apart from those of any other Entity;

            (l) have any of its obligations guaranteed by an Affiliate, except for guarantees to BioMarin and BioMarin Acquisition;

            (m) enter into any Contract or agreement with any director or officer other than ordinary and customary indemnification arrangements;

            (n) acquire obligations or securities of any stockholder, director, officer, partner, member, principal, or Affiliate of itself or of any of its Affiliates;

            (o) fail to correct any known misunderstanding regarding the separate identity of Ascent or any stockholder, director, officer, partner, member, principal, or Affiliate of itself or of any of its Affiliates;

            (p) assume or hold itself out to be responsible for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

            (q) pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, including to any stockholder, director, officer, partner, member, principal, or Affiliate of itself or of any of its Affiliates;

            (r) permit or allow any Technology or Development Technology to be subject to any Encumbrance (other than pursuant to a Permitted Encumbrance and the Supply Agreement);

            (s) fail to file its own tax returns, to the extent it is required to file any such tax returns, or file or permit the filing of a consolidated federal income tax return with any other Person;

            (t) fail either to hold itself out to the public as a legal entity separate and distinct from any other Entity or to conduct its own business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business or (B) to suggest that Ascent or any Affiliate, as the case may be, is responsible for the debts of any third party (including any stockholder, director, officer, partner, member, principal, or Affiliate of Ascent or of any of its Affiliates);

            (u) retain any employee or consultant other than as necessary to engage in the activities described in Section 4.1(a) or fail to pay the salaries of such employees;

            (v) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or otherwise institute bankruptcy or insolvency proceedings with respect to itself, or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) with respect to itself or with respect to all or any substantial part of its properties or assets or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debt or take any corporate action in furtherance of such action; or

            (w) issue any capital stock or other security, any option or right to acquire any capital stock or other security, or any instrument convertible or exchangeable for any capital stock or other security;

            (x) borrow money or issue evidence of or maintain any indebtedness;

            (y) fail to maintain its financial statements separate and apart from those of any other Entity (if it maintains, or is required by law to maintain, financial statements), or otherwise permit its assets to be listed as assets on the consolidated financial statements of any other Entity except as required by GAAP;

            (z) take any action that, or omit to take any action not otherwise prohibited by the terms of this Agreement the omission of which, would, or is reasonably likely to, (A) result in failure to satisfy the condition contained in Section 5.1 or (B) result in failure to satisfy the condition contained in
Section 5.4; or

            (aa) authorize, commit, enter into, or offer to enter into, any Contract to take any of the actions prohibited by this Section 4.1.

      In addition, prior to the Option Closing Date, Ascent shall own all right, title and interest in and to the Secondary ANDA.

      4.2 OPERATION OF BIOMARIN AND BIOMARIN ACQUISITION. Each of BioMarin and BioMarin Acquisition shall ensure that from and after the Effective Date until the end of the Option Term, neither BioMarin nor BioMarin Acquisition shall, without the prior written consent of Medicis:

            (a) adopt a plan or resolution to dissolve or liquidate BioMarin or BioMarin Acquisition;

            (b) take any action that, or omit to take any action not otherwise prohibited by the terms of this Agreement the omission of which, would, or is reasonably likely to, (A) result in failure to satisfy the condition contained in Section 6.1 or (B) result in failure to satisfy the condition contained in
Section 6.4; or

            (c) authorize, commit, enter into, or offer to enter into, any Contract to take any of the actions referred to in this Section 4.2.

      4.3 NO DISPOSITION OR ENCUMBRANCE OF OPTION SHARES. During the Option Term, Medicis shall not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Option Shares, or (ii) create or permit to exist any Encumbrance on any of the Option Shares. During the Option Term, Medicis shall permit and Ascent shall stamp or otherwise imprint on each certificate or instrument representing the Option Shares the following legend:

                  "The securities evidenced by this certificate may not be sold or otherwise transferred except in accordance with the terms and conditions of that certain Securities Purchase Agreement dated May 18, 2004 among the holder hereof, the issuer, and the other parties thereto."

      4.4 ACCESS AND INVESTIGATION.

            (a) Ascent and Medicis shall afford to BioMarin Acquisition and to BioMarin Acquisition's Representatives access, during normal business hours upon reasonable notice throughout the period from the date hereof through the earlier of the Option Closing Date or the termination of this Agreement, to all the books, records, Contracts, and personnel relating to the Pediatrics Business as BioMarin Acquisition may reasonably request and, during such period, Ascent and Medicis shall furnish promptly to BioMarin Acquisition all other information BioMarin Acquisition reasonably may request, provided that no investigation pursuant to this Section 4.4 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby.

            (b) Not less than ten (10) Business Days prior to the Option Closing Date, Medicis shall have provided to BioMarin Acquisition a schedule that accurately reflects the following information as to Ascent immediately prior to the Option Closing (i) Ascent's basis in all of its assets, (ii) the amount of any of Ascent's net operating loss, net capital loss, unused investment, foreign, or other Tax credit, and the amount of any limitation upon any of the foregoing (including under Section 382, 383 or 384 or the consolidated returns rules promulgated under Section 1502 of the Code); (iii) the amount of any deferred gain or loss allocable to Ascent arising out of any deferred intercompany transaction as defined in Treasury Regulations Section 1.1502-13 or any similar provision of any applicable Legal Requirement.

      4.5 NOTIFICATION. During the Option Term, each party shall promptly notify the other in writing of, and shall subsequently keep such other party updated on a current basis regarding any event, condition, fact or circumstance that would reasonably be expected to adversely affect the timely satisfaction of any of the conditions set forth in Article 5 or 6.

      4.6 NONCOMPETITION BY MEDICIS. Medicis agrees that, if the Option Closing occurs, in consideration of the consummation of the transactions contemplated hereby by BioMarin Acquisition hereunder, it shall not and shall cause its Subsidiaries not to, during the period from the Option Closing Date through the fifth anniversary of the Option Closing Date, whether acting alone or as a member of an Entity, and whether as an advisor, principal, consultant, independent contractor, agent, partner, employee, officer, director, 5% or greater equityholder or otherwise, anywhere in the world, (a) engage in, own, operate, maintain or finance directly or indirectly any business or other enterprise engaged in the development, distribution, sale or commercialization of an oral liquid prednisolone sodium solution or oral dissolving tablet prednisolone product, or (b) take any action that is designed or intended or would reasonably be expected to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Pediatrics Business from maintaining a business relationship with BioMarin Acquisition after the Option Closing Date as it maintained with the Pediatrics Business prior to the Effective Date; provided, however, that, notwithstanding the foregoing, (a) Medicis may enter into a transaction or series of transactions that involves the acquisition by Medicis of another Entity whose activities, but for this proviso would violate this Section 4.6 so long as such activities are not primary but are merely ancillary to such Entity's activities and so long as Medicis terminates or divests such activities within a reasonable period of time following such acquisition not to exceed 180 days, and (b) Medicis may be acquired by merger with another Entity, where the stockholders of Medicis immediately prior to the merger own less than 50% of the surviving entity, whose activities, but for this proviso, would violate this Section 4.6. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.6 is invalid or unenforceable, the parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      4.7 PUBLIC ANNOUNCEMENTS. BioMarin, BioMarin Acquisition, Medicis and Ascent will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or in any of the documents executed in connection herewith. Without limiting the generality of the foregoing, none of Medicis, Ascent, BioMarin or BioMarin Acquisition shall, and none of Medicis, Ascent, BioMarin or BioMarin Acquisition shall permit any of their respective Representatives to, make any disclosure regarding this Agreement, the transactions contemplated hereby or in any of the documents executed in connection herewith unless (a) the other parties shall have approved such disclosure, or (b) such disclosure is required by applicable Legal Requirements (including requirements of the Commission, the New York Stock Exchange or NASDAQ) and the disclosing party has provided the other parties hereto with a copy of the proposed release or statement no later than simultaneously with the required disclosure and has used commercially reasonable efforts to provide a copy of the proposed release or statement no less than two
(2) Business Days prior to its release or publication. In the event that a party receives any inquiry regarding any other party, the receiving party shall refer such inquiry to such other party.

      4.8 REGISTRATION OF SHARES.

            (a) REGISTRATION. On or before the thirtieth day following the Effective Date, BioMarin shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the BioMarin Payment Shares (collectively, the "RESTRICTED STOCK") and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of (i) the date the Restricted Stock covered thereby has been sold (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) the date by which all Restricted Stock covered thereby may be sold under Rule 144 without restriction as to volume.

            (b) SUSPENSION. Following the effectiveness of a registration statement filed pursuant to this section, BioMarin may, at any time, suspend the effectiveness of such registration for up to thirty (30) days, as appropriate (a "SUSPENSION PERIOD"), by giving notice to Medicis, if BioMarin shall have determined that BioMarin may be required to disclose any material corporate development. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any twelve-month period. BioMarin shall use its best efforts to limit the duration and number of any Suspension Periods. Medicis agrees that, upon receipt of any notice from BioMarin of a Suspension Period, Medicis shall forthwith discontinue disposition of Restricted Stock pursuant to such registration statement or prospectus until the earlier of (A) Medicis (i) is advised in writing by BioMarin that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus, and (B) thirty (30) days after receipt of the notice concerning the Suspension Period.

            (c) REGISTRATION PROCEDURES. When BioMarin effects the registration of the Restricted Stock under the Securities Act pursuant to Section 4.8(a) hereof, BioMarin will, at its expense, as expeditiously as possible:

                  (i) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file in accordance with Section 4.8(a), with the Commission a registration statement with respect to the Restricted Stock and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, BioMarin will furnish to the counsel selected by Medicis copies of the plan of distribution section of such prospectus proposed to be filed);

                  (ii) Furnish to Medicis such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, each amendment and supplement thereto and such other documents as Medicis may reasonably request in order to facilitate the disposition of the Restricted Stock;

                  (iii) Use its best efforts to register or qualify the Restricted Stock covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Medicis may reasonably request except that BioMarin shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (iv) Notify Medicis promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (v) Notify Medicis promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (vi) Prepare and file with the Commission, promptly upon the request of Medicis, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Medicis, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Stock by Medicis;

                  (vii) Prepare and promptly file with the Commission, and promptly notify Medicis of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (viii) Advise Medicis, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (ix) Cause all such Restricted Stock to be listed on each securities exchange on which similar securities issued by BioMarin are then listed and, if not so listed, to be listed on the Nasdaq National Market or any United States national securities exchange;

                  (x) Provide a transfer agent and registrar for all such Restricted Stock which shall be the transfer agent for the common stock of BioMarin not later than the effective date of such registration statement; and

                  (xi) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of BioMarin's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

      With respect to any registration effected pursuant to Section 4.8(a) hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by BioMarin; provided, however, that Medicis shall bear its own legal fees, if any, and its pro rata share of any underwriting discounts or commissions, if any.

            (d) INDEMNIFICATION.

                  (i) BioMarin will indemnify and hold harmless Medicis pursuant to the provisions of this Section 4.8 and any underwriter (as defined in the Securities Act) for Medicis, and any person who controls Medicis or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of Medicis (for purposes of this Section 4.8(d), the "MEDICIS REGISTRATION INDEMNIFIED PARTIES"), from and against, and will reimburse each such Medicis Registration Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which any such Medicis Registration Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BioMarin will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Medicis Registration Indemnified Party in writing specifically for use in the preparation thereof.

                  (ii) Medicis will indemnify and hold harmless BioMarin pursuant to the provisions of this Section 4.8, and any underwriter (as defined in the Securities Act) for Medicis, and any person who controls BioMarin or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of BioMarin (for purposes of this Section 4.8(d), the "BIOMARIN REGISTRATION INDEMNIFIED PARTIES", and together with the Medicis Registration Indemnified Parties, the "REGISTRATION

INDEMNIFIED PARTIES"), from and against, and will reimburse each such BioMarin Registration Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which any such BioMarin Registration Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in strict conformity with written information furnished by such Medicis Registration Indemnified Party specifically for use in the preparation thereof; provided, however, that the liability of any such Medicis Registration Indemnified Party pursuant to this subsection (ii) shall be limited to an amount not to exceed the net proceeds received by any such Medicis Registration Indemnified Party pursuant to the registration statement which gives rise to such obligation to indemnify.

                  (iii) Promptly after receipt by a party indemnified pursuant to the provisions of clause (i) or (ii) of this Section 4.8(d) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such Registration Indemnified Party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of clause (i) or (ii) of this Section 4.8(d), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an Registration Indemnified Party otherwise than under this Section 4.8(d) and shall not relieve the indemnifying party from liability under this Section 4.8(d) unless such indemnifying party is prejudiced by such omission. In case such action is brought against any Registration Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Registration Indemnified Party, and after notice from the indemnifying party to such Registration Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Registration Indemnified Party pursuant to the provisions of such clause (i) or (ii) for any legal or other expense subsequently incurred by such Registration Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an Registration Indemnified Party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (iv) If the indemnification provided for in clause (i) or (ii) of this Section 4.8(d) is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such Registration Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Registration Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Registration Indemnified Party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Registration Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount Medicis shall be obligated to contribute pursuant to this clause (iv) shall be limited to an amount not to exceed the net proceeds received by Medicis pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

            (e) REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. From and after the Option Closing Date, BioMarin shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. BioMarin acknowledges and agrees that the purposes of the requirements contained in this Section 4.8(e) are to enable Medicis to comply with the current public information requirement contained in paragraph (c) of Rule 144 should Medicis ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

            (f) STOCKHOLDER INFORMATION. BioMarin may require Medicis to furnish BioMarin such information with respect to Medicis and the distribution of its Restricted Stock as BioMarin may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

      4.9 ADDITIONAL TAX MATTERS.

            (a) Medicis shall include the income of Ascent on Medicis' consolidated federal Tax Returns for all periods through the end of the Option Closing Date and pay all Taxes attributable to such income. After the Option Closing Date, Ascent shall furnish Tax information to Medicis as Medicis shall reasonably request for inclusion in Medicis' federal consolidated Tax Return for the period which includes the Option Closing Date. The income of Ascent shall be apportioned to the period up to and including the Option Closing Date and the period after the Option Closing Date by closing the books of Ascent as of the end of the Option Closing Date.

            (b) BioMarin and BioMarin Acquisition shall promptly pay or cause to be paid to Medicis all refunds of Taxes and interest thereon received by Biomarin or Biomarin Acquisition attributable to Taxes paid by Medicis or Ascent with respect to any taxable period up to and including the Option Closing Date.

            (c) After the Option Closing Date, the Parties agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information

(including access to books and records) and assistance relating to Ascent as is reasonably necessary for filing any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The Parties agree to cooperate with each other in the conduct of any audit or other proceedings involving Ascent for any Tax purposes as are reasonably necessary to carry out the intent of this subsection.

      4.10 UPDATE OF "KNOWLEDGE" DEFINITION. On or before the Option Closing Date, if any individual listed on EXHIBIT F or EXHIBIT G hereto shall have ceased to be employed by Medicis or BioMarin, or ceased to be employed in their capacity on the Effective Date, as applicable, prior to the Option Closing Date, the name of each such individual on EXHIBIT F or EXHIBIT G shall be replaced with the name of another employee of Medicis or BioMarin, as applicable, that has succeeded to any such individual's position, title or job functions and responsibilities. EXHIBIT F as so updated shall be used for purposes of the definition of "Knowledge" of Medicis and Ascent in this Agreement as of the Option Closing Date. EXHIBIT G as so updated shall be used for purposes of the definition of "Knowledge" of BioMarin and BioMarin Acquisition in this Agreement as of the Option Closing Date.

      4.11 CONFIDENTIALITY. The Confidentiality Agreement is hereby incorporated herein by reference.

      4.12 REASONABLE EFFORTS; FILINGS AND CONSENTS. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Legal Requirements, so as to permit consummation of the transactions contemplated hereby prior to the Option Closing Date and will use reasonable efforts to cooperate fully with the other parties hereto to that end. Without limiting the foregoing, if applicable, each of BioMarin and Medicis agrees to file a notification and report form under the HSR Act with the appropriate Governmental Bodies, not later than 180 days prior to the Target Closing Date with respect to the transactions contemplated hereby.

5.    CONDITIONS PRECEDENT TO BIOMARIN ACQUISITION'S OBLIGATION TO EXERCISE
      OPTION.

      BioMarin Acquisition's obligation to exercise the Option, and to take the other actions required to be taken by BioMarin Acquisition at the Option Closing is subject to the satisfaction, at or prior to the Option Closing, of each of the following conditions (any of which may be waived by BioMarin Acquisition, in whole or in part, in writing):

      5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Medicis in this Agreement as specified in this Section 5.1 that are qualified by materiality or Material Adverse Effect shall be true and complete as of the Option Closing Date as if made on the Option Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date). The representations and warranties made by Medicis in this Agreement as specified in this Section 5.1 that are not so qualified shall be true and complete in all material respects as of the Option Closing Date as if made on the Option Closing Date (except for representations and warranties made as of a specified date, which need be true in all material respects only as of the specified date). The closing condition set forth in this Section 5.1 shall apply only to the representations and warranties contained in (i) the first sentence of Section 2.1 as it relates to Ascent, (ii) the second and third sentences of Section 2.2, (iii) Section 2.3, (iv) clause
(b) in Section 2.5, (v) Section 2.6(a), (vi) Section 2.6(c), and (vii) clauses
(i) through (iv) in Section 2.7(a) as they relate to Ascent.

      5.2 CONSENTS AND GOVERNMENTAL APPROVALS. All material Consents required to be obtained by Medicis from any Governmental Body in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and all waiting periods under the HSR Act shall have expired, other than any Consents the failure of which to obtain would require only the payment by Medicis of monetary amounts, penalties or fines not exceeding, in the aggregate, $10,000,000.

      5.3 NO RESTRAINTS. No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or other Governmental Body having jurisdiction, nor any statute, rule, regulation, or executive order promulgated or enacted by any Governmental Body shall be in effect that would make any of the transactions contemplated hereby illegal or otherwise prohibit the consummation of the transactions contemplated hereby.

      5.4 PERFORMANCE OF OBLIGATIONS. Each of the covenants and obligations that Medicis and Ascent is required to comply with or to perform in Section 4.1(d) and 4.1(v) at or prior to the Option Closing Date shall have been duly complied with and performed in all material respects.

      5.5 ADDITIONAL DOCUMENTS. BioMarin and BioMarin Acquisition shall have received the following documents:

            (a) an opinion letter from Akin Gump Strauss Hauer & Feld LLP, dated the Option Closing Date, in the form of EXHIBIT C;

            (b) a certificate executed by a duly authorized officer not less senior than vice president of Medicis to the effect that Medicis has satisfied each of the conditions set forth in Sections 5.1 and 5.4;

            (c) a certificate executed by a duly authorized officer not less senior than vice president of Ascent to the effect that Ascent has satisfied each of the conditions set forth in Section 5.4; and

            (d) duly executed resignations of each of the directors and officers of Ascent dated as of the Option Closing Date.

      5.6 RELEASE. Medicis and Ascent shall have executed a mutual release of Liabilities in the form attached hereto as EXHIBIT D.

6.    CONDITIONS PRECEDENT TO MEDICIS' OBLIGATION TO CLOSE.

      Medicis' obligation to sell and transfer the Option Shares and to take the other actions required to be taken by Medicis at the Option Closing is subject to the satisfaction, at or prior to the Option Closing, of each of the following conditions (any of which may be waived by Medicis, in whole or in part, in writing):

      6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by BioMarin and BioMarin Acquisition in this Agreement as specified in this
Section 6.1 that are qualified by materiality or Material Adverse Effect shall be true and complete as of the Option Closing Date as if made on the Option Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date). The representations and warranties made by BioMarin and BioMarin Acquisition in this Agreement as specified in this Section 6.1 that are not so qualified shall be true and complete in all material respects as of the Option Closing Date as if made on the Option Closing Date (except for representations and warranties made as of a specified date, which need be true in all material respects only as of the specified date). The closing condition set forth in this Section 6.1 shall apply only to the representations and warranties contained in (i) the first sentence of Section 3.1, (ii) Section 3.3 and (iii) clause (b) in Section 3.5.

      6.2 CONSENTS AND GOVERNMENTAL APPROVALS. All material Consents required to be obtained by BioMarin or BioMarin Acquisition from any Governmental Body in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and all waiting periods under the HSR Act shall have expired, other than any Consents the failure of which to obtain would require only the payment by BioMarin and BioMarin Acquisition of monetary amounts, penalties or fines, not exceeding, in the aggregate, $1,000,000.

      6.3 NO RESTRAINTS. No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or other Governmental Body having jurisdiction, nor any statute, rule, regulation, or executive order promulgated or enacted by any Governmental Body shall be in effect that would make any of the transactions contemplated hereby illegal or otherwise prohibit the consummation of the transactions contemplated hereby.

      6.4 PERFORMANCE OF OBLIGATIONS. Each of the covenants and obligations that BioMarin and BioMarin Acquisition are required to comply with or to perform in
Section 4.2 at or prior to the Option Closing shall have been duly complied with and performed in all material respects.

      6.5 ADDITIONAL DOCUMENTS; PAYMENTS. Medicis shall have received the following:

            (a) a certificate from a duly authorized officer not less senior than vice president of BioMarin to the effect that BioMarin has satisfied each of the conditions set forth in Sections 6.1 and 6.4;

            (b) a certificate from a duly authorized officer not less senior than vice president of BioMarin Acquisition to the effect that BioMarin Acquisition has satisfied each of the conditions set forth in Sections 6.1 and 6.4;

            (c) an opinion letter from Paul, Hastings, Janofsky & Walker LLP, dated the Option Closing Date, in the form of EXHIBIT E; and

            (d) subject to Section 1.3(c), all payments required to be made by BioMarin or BioMarin Acquisition pursuant to the License Agreement.

7.    TERMINATION.

      7.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Option Closing Date:

            (a) by BioMarin Acquisition if there is a Breach of any representation, warranty, covenant or obligation of Medicis or Ascent set forth in this Agreement which Breach (i) would give rise to the failure of a condition set forth in Section 5.1 or Section 5.4 and (ii) (if susceptible to cure) has not been cured within 20 Business Days following receipt by Medicis of notice of such Breach (a "MEDICIS BREACH");

            (b) by Medicis if there is a Breach of any representation, warranty, covenant or obligation of BioMarin or BioMarin Acquisition set forth in this Agreement which Breach (i) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.4 and (ii) (if susceptible to cure) has not been cured within 20 Business Days following receipt by BioMarin Acquisition and BioMarin of notice of such Breach (a "BIOMARIN BREACH");

            (c) by the mutual written consent of the parties hereto; and

            (d) by BioMarin Acquisition, upon delivery of a Notice of Non-Exercise to Medicis in accordance with Section 1.2.

      7.2 TERMINATION PROCEDURES. If BioMarin Acquisition wishes to terminate this Agreement pursuant to Section 7.1, BioMarin Acquisition shall deliver to Medicis a written notice stating that BioMarin Acquisition is terminating this Agreement and setting forth a brief description of the basis on which BioMarin Acquisition is terminating this Agreement. If Medicis wishes to terminate this Agreement pursuant to Section 7.1, Medicis shall deliver to BioMarin Acquisition a written notice stating that Medicis is terminating this Agreement and setting forth a brief description of the basis on which Medicis is terminating this Agreement.

      7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 7.1, this Agreement shall become wholly void and of no further force and effect, without liability to BioMarin, BioMarin Acquisition, Medicis, Ascent or any of their respective Representatives or Affiliates, except that the provisions set forth in Sections 4.7, 4.11, 7.3, 9.2, 9.3, 9.8, 9.11 and, in the case of termination of this Agreement pursuant to Section 7.1(b) or (d), 9.20, shall remain in full force and effect; provided, however, that nothing in this
Section 7.3 shall be deemed to release any party from liability for any Breach of its obligations under this Agreement.

8.    SURVIVAL AND INDEMNIFICATION

      8.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

            (a) All representations and warranties contained in this Agreement shall survive the Option Closing Date and shall expire at 11:59 p.m. (Pacific
Time) on the eighteenth-month anniversary of the Option Closing Date, and shall thereafter be of no further force or effect, except (i) the representations and warranties set forth in Sections 2.3, 2.6, 2.7, 2.8, 2.13, 3.3, and 3.13 shall expire on the expiration of the relevant statute of limitations, and (ii) to the extent required to enforce the parties' rights and obligations hereunder following the end of such period for any claims for which a Claim Notice (as defined below) has properly been made prior to the expiration of such period. All of the covenants, agreements and obligations of the parties contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 7.1(c) or (d), the representations and warranties contained in this Agreement shall thereafter be of no further force or effect.

            (b) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty or covenant shall be deemed to have been given if any Indemnified Party, acting in good faith, delivers to the Indemnifying Party a written notice stating that such Indemnified Party reasonably believes that there is or has been a possible Breach of such representation or warranty or covenant and containing (i) a brief description of the circumstances supporting such Indemnified Party reasonable belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

            (c) Notwithstanding that the accuracy and performance of only certain representations, warranties and covenants are conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby, any party may pursue claims for indemnification with respect to Damages that arise from the Breach of any representation, warranty or covenant contained in this Agreement, regardless of whether the party asserting a claim for indemnification had knowledge of such Breach prior to the Option Closing.

      8.2 INDEMNIFICATION BY MEDICIS.

            (a) From and after the Effective Date, Medicis shall hold harmless and indemnify each of the BioMarin Indemnitees from and against, and shall compensate and reimburse each of the BioMarin Indemnitees for, any Damages suffered or incurred by any of the BioMarin Indemnitees or to which any of the BioMarin Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and that arise from:

                  (i) any Breach of any of the representations or warranties made by Medicis in this Agreement;

                  (ii) any Breach of any covenant or obligation of Medicis or Ascent contained in this Agreement;

                  (iii) any Liability of Ascent at the Option Closing, other than any Liability for which BioMarin has indemnified Medicis pursuant to
Section 8.3(a)(iii) below; and

                  (iv) any Proceeding relating directly or indirectly to any Breach or Liability of the type referred to in clauses "(i)" through "(iii)" above (including any Proceeding commenced by any BioMarin Indemnitee for the purpose of enforcing any of its rights under this Section 8.2).

            (b) Subject to Section 8.2(d), Medicis shall not be required to make any indemnification payment pursuant to Sections 8.2(a)(i) of this Agreement,
Section 9.2(a)(i) of the Asset Purchase Agreement and Section 12.2(a)(i) of the License Agreement, until such time as and to the extent that the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the BioMarin Indemnitees, or to which any one or more of the BioMarin Indemnitees has or have otherwise become subject, exceeds, in the aggregate, $250,000 and then only to the extent of such excess.

            (c) Notwithstanding anything in this Agreement to the contrary, but subject to Section 8.2(d), the aggregate liability for any indemnification payments pursuant to Section 8.2(a)(i) of this Agreement, Section 9.2(a)(i) of the Asset Purchase Agreement and Section 12.2(a)(i) of the License Agreement, will be limited to, and shall not exceed, in the aggregate, $66.5 million (the "MEDICIS CAP"); provided, however, that the Medicis Cap shall not apply to any indemnification obligation of Medicis arising out of any Breach of Section 2.3,
2.6 or 2.7.

            (d) The limitations on the indemnification obligations of Medicis set forth in each of Section 8.2(b) and Section 8.2(c) shall not apply to any willful Breach, intentional misrepresentation or fraud by Medicis or Ascent.

            (e) The indemnification obligations of Medicis set forth in this
Section 8.2 shall be without any right of Medicis or any of its Affiliates to any contribution from, or recourse against, Ascent. Medicis, on behalf of itself and each of its Affiliates, hereby completely releases and covenants not to sue Ascent and BioMarin and BioMarin Acquisition and their respective Affiliates, in their capacity as direct or indirect owners of Ascent, from or with respect to any and all Liabilities arising from or in connection with any Damages for which Medicis is obligated to indemnify under this Section 8.2.

            (f) To the extent that actions or failures to act or other circumstances result in a Breach of a representation, warranty or covenant or other triggering event giving rise to a right of indemnification to a party under this Agreement, the License Agreement and/or the Asset Purchase Agreement, such party shall be entitled to only one recovery of Damages resulting from such actions, failures to act or other circumstances giving rise to the right of indemnification, regardless of whether the actions, failures to act or other circumstances giving rise to the right of indemnification constitute a breach of more than one agreement. The parties acknowledge that the purpose of this provision is to prevent duplicative recovery for the same Damages, and not to preclude the recovery of Damages for separate and independent indemnity claims that may arise under the various agreements.

      8.3 INDEMNIFICATION BY BIOMARIN.

            (a) From and after the Effective Date, BioMarin shall hold harmless and indemnify the Medicis Indemnitees from and against, and shall compensate and reimburse the Medicis Indemnitees for, any Damages suffered or incurred by any of the Medicis Indemnitees or to which any of the Medicis Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and that arise from:

                  (i) any Breach of any representation or warranty made by BioMarin or BioMarin Acquisition in this Agreement;

                  (ii) any Breach of any covenant or obligation of BioMarin or BioMarin Acquisition contained in this Agreement;

                  (iii) any Third Party Claim arising from the conduct or operation of making, manufacturing, marketing, selling, distributing, importing, exporting and developing of the Products following the Effective Date, except Damages suffered or incurred or arising from the Breach of Medicis, Ascent or Medicis Manufacturing, as applicable, under the Supply Agreement, the Transition Services Agreement or the License Agreement;

                  (iv) any Proceeding relating directly or indirectly to any Breach, Liability or Third Party Claim of the type referred to in clauses "(i)" through "(iii)" above (including any Proceeding commenced by any Medicis Indemnitee for the purpose of enforcing its rights under this Section 8.3).

            (b) Subject to Section 8.3(d), BioMarin shall not be required to make any indemnification payment pursuant to Section 8.3(a)(i) of this Agreement, Section 9.3(a)(i) of the Asset Purchase Agreement and Section 12.3(a)(i) of the License Agreement, until such time as and to the extent that the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the Medicis Indemnitees or Ascent, or to which the Medicis Indemnitees or Ascent have otherwise become subject, exceeds, in the aggregate, $250,000 and then only to the extent of such excess.

            (c) Notwithstanding anything in this Agreement to the contrary, but subject to Section 8.3(d), the aggregate liability for any indemnification payments pursuant to Section 8.3(a)(i) of this Agreement, Section 9.3(a)(i) of the Asset Purchase Agreement and Section 12.3(a)(i) of the License Agreement, will be limited to, and shall not exceed, in the aggregate, $66.5 million (the "BIOMARIN CAP"); provided, however, that the BioMarin Cap shall not apply to any indemnification obligation of BioMarin arising out of any Breach of Section 3.3.

            (d) The limitation on the indemnification obligations of BioMarin that is set forth in Section 8.3(b) and Section 8.3(c) shall not apply to (i) any failure by BioMarin Acquisition to make any payment pursuant to Section 1.4(b), or (ii) any willful Breach, intentional misrepresentation or fraud by BioMarin or BioMarin Acquisition.

            (e) To the extent that actions or failures to act or other circumstances result in a Breach of a representation, warranty or covenant or other triggering event giving rise to a right of indemnification to a party under this Agreement, the License Agreement and/or the Asset Purchase Agreement, such party shall be entitled to only one recovery of Damages resulting from such actions, failures to act or other circumstances giving rise to the right of indemnification, regardless of whether the actions, failures to act or other circumstances giving rise to the right of indemnification constitute a breach of more than one agreement. The parties acknowledge that the purpose of this provision is to prevent duplicative recovery for the same Damages, and not to preclude the recovery of Damages for separate and independent indemnity claims that may arise under the various agreements.

      8.4 PROCEDURES RELATING TO INDEMNIFICATION FOR THIRD PARTY CLAIMS.

            (a) Within ten (10) Business Days after a BioMarin Indemnitee or Medicis Indemnitee obtains Knowledge of the commencement of any third-party claim, action, suit or proceeding (a "THIRD PARTY CLAIM") or the occurrence of any fact which may become the basis of a Third Party Claim in respect of which an Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall notify in writing the Indemnifying Party of such Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and non-privileged documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate at its expense in the defense thereof and, if it so chooses within thirty (30) days after receipt of notice of such claim to assume the defense thereof at the Indemnifying Party's expense, with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall be permitted to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), at its own expense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party (i) for any period during which the Indemnifying Party has not assumed the defense thereof or is not using commercially reasonable efforts to pursue the defense thereof (other than during the period in which the Indemnified Party failed to give notice of the Third Party Claim as provided above), or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such claim or action, or (y) that there may be legal defenses available to the Indemnified Party different from or in addition to those available to the Indemnifying Party.

            (c) If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnified Parties shall reasonably cooperate with the Indemnifying Party, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of non-privileged records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim for monetary Damages which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the monetary Damages in connection with such Third Party Claim and which releases the Indemnifying Party and the Indemnified Party completely in connection with such Third Party Claim and does not impose any covenant or commitment on the Indemnified Party.

      8.5 OTHER CLAIMS. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 8.2 or 8.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice to the Indemnifying Party of such claim within 15 Business Days of obtaining Knowledge of the occurrence of such claim. The failure by any Indemnified Party so to notify the Indemnifying Party within this time period shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under Section 8.2 or 8.3, except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within 15 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 8.2 or 8.3, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 8.2 or 8.3 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined by agreement between the Indemnifying Party and the Indemnified Party or by judgment or decree of a court of competent jurisdiction. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall attempt to resolve such claim in accordance with Section 9.9.

      8.6 SETTLEMENTS. No party may settle any claim, action or proceeding related to a liability to a third party without the consent of the other parties, if such settlement would impose any monetary obligation on the other parties or require the other parties to submit to an injunction or impose any covenant or commitment on the other party or otherwise limit the other party's rights under this Agreement, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense.

      8.7 NO CONSEQUENTIAL OR PUNITIVE DAMAGES. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive Damages claimed by such other party under the terms of or due to any Breach of this Agreement.

9.    MISCELLANEOUS PROVISIONS.

      9.1 FURTHER ASSURANCES. From and after the Effective Date, each party hereto shall execute and deliver such documents and take such other actions, as such other party may reasonably request, for the purpose of carrying out or evidencing any of the transactions contemplated hereby.

      9.2 FEES AND EXPENSES; INVESTMENT BANKING FEES.

            (a) Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses, that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the transactions contemplated hereby; (ii) the investigation and review conducted by such party and its Representatives with respect to the transactions contemplated hereby;
(iii) the negotiation, preparation and review of this Agreement or any of the documents delivered in connection herewith; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated hereby, and the obtaining of any Consent required to be obtained in connection with any of the transactions contemplated hereby; and (v) the consummation and performance of the transactions contemplated hereby.

            (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, and regardless of whether or not the Option Closing takes place, each party to this Agreement shall pay its own investment banking, broker or finder fees, if any, incurred in connection with the transactions contemplated hereby.

      9.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any Transaction Agreement or the enforcement of any provision of any Transaction Agreement is brought by one party against any other party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      9.4 NOTICES. All notices, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested) from the United States, upon the earlier of actual delivery or three Business Days after being mailed, (c) if sent by overnight delivery by a recognized overnight delivery service for overnight delivery, upon the earlier of actual delivery or one Business Day after being sent, or (d) if given by facsimile, upon confirmation of transmission by facsimile (or, if such confirmation does not occur during normal business hours on a Business Day then on the next Business
Day), in each case to the parties at the following addresses or facsimile numbers or to such other address or facsimile numbers as each party may designate for itself by like notice to the other parties:

         if to Medicis:

                           Medicis Pharmaceutical Corporation
                           8125 N. Hayden Road
                           Scottsdale, Arizona  85258
                           Facsimile: (602) 778-6007
                           Attn: Jonah Shacknai

         if to Ascent:

                           Ascent Pediatrics, Inc.
                           8125 N. Hayden Road
                           Scottsdale, Arizona  85258
                           Facsimile: (602) 778-6007
                           Attn: Jonah Shacknai

         With a copy to each of (which copies shall not constitute notice):

                           Medicis Pharmaceutical Corporation
                           8125 N. Hayden Road
                           Scottsdale, Arizona 85258
                           Facsimile: (602) 808-3881
                           Attn: General Counsel

                           and

                           Akin Gump Strauss Hauer & Feld LLP
                           1700 Pacific Ave., Suite 4100
                           Dallas, Texas 75201
                           Facsimile: (214) 969-4343
                           Attention: Michael E. Dillard, P.C.

         if to BioMarin:

                           BioMarin Pharmaceutical Inc.
                           371 Bel Marin Keys Blvd., Suite 210
                           Novato, California 94949
                           Facsimile: (415) 382-7889
                           Attention: Fredric D. Price
         if to BioMarin Acquisition:

                           BioMarin Pediatrics Inc.
                           371 Bel Marin Keys Blvd., Suite 210
                           Novato, California 94949
                           Facsimile: (415) 382-7889
                           Attention: Fredric D. Price

         With a copy (which copy shall not constitute notice) to:

                           Paul, Hastings, Janofsky & Walker LLP
                           515 South Flower Street, 25th Floor
                           Los Angeles, California 90071
                           Attention: Siobhan McBreen Burke, Esq.
                           Telephone:   (213) 683-6000
                           Facsimile:   (213) 627-0705

      9.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      9.6 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      9.7 COUNTERPARTS. This Agreement may be executed in several counterparts (including by facsimile), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      9.8 GOVERNING LAW; VENUE.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in New York, New York in the Borough of Manhattan. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in New York, New York in the Borough of Manhattan (and each appellate court located in the State of New
York) in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in New York, New York in the Borough of Manhattan shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in New York, New

York in the Borough of Manhattan, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (c) The parties hereto agree that, if any Proceeding is commenced against any Indemnified Party by any Person in or before any court or other tribunal anywhere in the world, then such Indemnified Party may proceed against the Indemnifying Party in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

      9.9 DISPUTE RESOLUTION PROCEDURES. In the event any dispute arises between the parties with respect to the interpretation of this Agreement or with respect to the performance of either party, the parties shall first seek to resolve such dispute by negotiations between senior executives who have authority to settle the dispute. When a party believes there is a dispute relating to the Agreement, such party shall give written notice of the dispute to the other party or parties subject to the dispute. The senior executives shall meet promptly after the date of such notice and shall attempt in good faith within 45 days after the date of such notice to resolve the dispute prior to initiating litigation with respect to such matter. Notwithstanding the foregoing, if no such resolution is reached within such 45 days, then any party may initiate any proceeding or pursue any remedy it deems appropriate and that is not prohibited hereby.

      9.10 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

            (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the other Indemnified Parties, and the respective successors and assigns (if any) of the foregoing. No Person (including any creditor of Medicis or Ascent or any former or current employee of Ascent) who is not a party to this Agreement shall have any rights hereunder as a third-party beneficiary or otherwise.

            (b) Neither this Agreement nor the rights and obligations of any party hereunder shall be assigned without the prior written consent of the other parties, which consent may be given or withheld in such party's sole discretion. If Medicis or BioMarin or any of their respective successors (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Medicis or BioMarin, as the case may be, shall assume the obligations set forth in this Agreement.

      9.11 EXCLUSIVE REMEDIES; SPECIFIC PERFORMANCE. Except as expressly provided herein, from and after the Option Closing Date, the remedies provided in Section 1.5, Article 8 and the Escrow Agreement shall constitute the sole and exclusive remedy available to each party hereto for recovery against another party for Breaches of the representations, warranties, covenants and agreements in this Agreement. The parties hereto acknowledge that the material covenants, obligations and other provisions to be performed under this Agreement are of a special, unique and extraordinary character, and that irreparable injury will result from any violation or continuing violation of the provisions of this Agreement for which money damages may not be an adequate remedy. Accordingly, the parties agree that in the event of any Breach or threatened Breach by any party hereto of any material covenant, obligation or other provision set forth in this Agreement, the other party or parties shall be entitled (in addition to any other remedy that may be available to it) to seek in accordance with applicable law, (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach.

      9.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      9.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BioMarin, BioMarin Acquisition, Medicis and Ascent.

      9.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      9.15 ENTIRE AGREEMENT. This Agreement, the Escrow Agreement and the other documents executed in connection herewith, set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

      9.16 PERFORMANCE GUARANTEE.

            (a) BioMarin hereby unconditionally, irrevocably and absolutely guarantees to Medicis the due and punctual performance and discharge of all of BioMarin Acquisition's obligations under this Agreement, including, without limitation, the due and punctual payment of the Cash Option Payment and the Additional Consideration, if any, any other amount that BioMarin Acquisition is or may become obligated to pay pursuant to this Agreement, and delivery of the BioMarin Payment Shares (collectively, the "OBLIGATIONS"). The guarantee under this Section 9.16 is a guarantee of timely payment and performance of the Obligations and not merely of collection.

            (b) To the fullest extent permitted by applicable law, the obligations of BioMarin hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, (i) any change in the corporate structure or ownership of BioMarin Acquisition or the bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to BioMarin Acquisition or any Affiliate or Subsidiary of either BioMarin Acquisition or BioMarin or (ii) any neglect, delay, omission, failure or refusal of BioMarin to take or prosecute any action in connection with this Agreement or any other agreement delivered in connection herewith. In connection with this Section 9.16, BioMarin unconditionally waives: (i) any right to receive demands, protests, or other notices of any kind or character whatsoever, provided that the same has been delivered to BioMarin Acquisition,
(ii) any right to require Medicis or Ascent to proceed first against BioMarin Acquisition or to exhaust any security held by Medicis or Ascent or to pursue any other remedy, (iii) any defense based upon an election of remedies by Medicis or Ascent, (iv) any duty of Medicis or Ascent to advise BioMarin of any information known to Medicis or Ascent regarding BioMarin Acquisition or its ability to perform under this Agreement, and (v) all suretyship and other defenses of every kind and nature.

            (c) The obligations of BioMarin under this Section 9.16 shall be automatically reinstated if and to the extent that for any reason any payment or other performance by or on behalf of BioMarin Acquisition in respect of the Obligations are rescinded or must be otherwise restored, and BioMarin agrees that it will indemnify Medicis and Ascent on demand for all costs and expenses (including reasonable attorneys fees and expenses) incurred by Medicis and Ascent in connection with such rescission or restoration. If in connection with the foregoing, Medicis and Ascent is required to refund part or all of any payment of BioMarin Acquisition, such payment by Medicis and Ascent shall not constitute a release of BioMarin from any liability hereunder, and BioMarin's liability hereunder shall be reinstated to the fullest extent allowed under applicable law and shall not be construed to be diminished in any manner.

            (d) This Section 9.16 shall survive the Option Closing and shall remain in full force and effect, subject to the provisions of Section 9.16(c).

      9.17 CONSTRUCTION.

            (a) For purposes of this Agreement, including the Exhibits hereto, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

      9.18 CONSISTENCY. Each of the Parties hereto agrees to report the transaction contemplated herein for all state and federal Tax purposes as a sale and purchase of all of the outstanding capital stock of Ascent on the Option Closing Date.

      9.19 NO PROJECTION OR FINANCIAL FORECAST. MEDICIS IS NOT MAKING ANY REPRESENTATION OR WARRANTY TO BIOMARIN AND BIOMARIN ACQUISITION WITH RESPECT TO
(I) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE PEDIATRICS BUSINESS, THE ACQUIRED ASSETS OR LIABILITIES OF MEDICIS OR ASCENT OR RELATED TO THE PHARMACEUTICAL MARKET AS A WHOLE OR THE MARKET FOR ORAL LIQUID PREDNISOLONE SOLUTION PRODUCTS OR ORAL DISSOLVING TABLET PREDNISOLONE PRODUCTS SPECIFICALLY, INCLUDING BUT NOT LIMITED TO ANY PROJECTIONS INCLUDING FUTURE SALES OF SUCH PRODUCTS, OR THE INTRODUCTION OF ANY COMPETITIVE PRODUCTS (WHETHER GENERIC OR NAME BRAND).

      9.20 NONCOMPETITION BY BIOMARIN. Each of BioMarin and BioMarin Acquisition agree that, if this Agreement is terminated by Medicis pursuant to Section 7.1(b), by the parties hereto pursuant to Section 7.1(c), or by BioMarin Acquisition pursuant to Section 7.1(d), it shall not and shall cause its Subsidiaries not to, during the period from the termination date through the fifth anniversary of the termination date, whether acting alone or as a member of an Entity, and whether as an advisor, principal, consultant, independent contractor, agent, partner, employee, officer, director, 5% or greater equityholder or otherwise, anywhere in the world, (a) engage in, own, operate, maintain or finance directly or indirectly any business or other enterprise engaged in the development, distribution, sale or commercialization of an oral liquid prednisolone sodium solution or oral dissolving tablet prednisolone product, or (b) take any action that is designed or intended or would reasonably be expected to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the business of BioMarin Acquisition or its Affiliates related to the making, manufacturing, marketing, selling, distributing, importing, exporting and developing of the Products from maintaining a business relationship with Medicis or Ascent after the termination date as it was maintained with the business of BioMarin Acquisition or its Affiliates related to the making, manufacturing, marketing, selling, distributing, importing, exporting and developing of the Products prior to the termination date; provided, however, that, notwithstanding the foregoing, (a) BioMarin may enter into a transaction or series of transactions that involves the acquisition by BioMarin of another Entity whose activities, but for this proviso would violate this Section 9.20 so long as such activities are not primary but are merely ancillary to such Entity's activities and so long as BioMarin terminates or divests such activities within a reasonable period of time following such acquisition not to exceed 180 days, and (b) BioMarin may be acquired by merger with another Entity, where the stockholders of BioMarin immediately prior to the merger own less than 50% of the surviving entity, whose activities, but for this proviso, would violate this Section 9.20. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.20 is invalid or unenforceable, the parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                            [SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

      The parties to this Agreement have caused this Agreement to be executed and delivered by their duly authorized representatives as of May 18, 2004.

                                 MEDICIS PHARMACEUTICAL CORPORATION,
                                 a Delaware corporation

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 ASCENT PEDIATRICS, INC.,
                                 a Delaware corporation

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 BIOMARIN PHARMACEUTICAL INC.,
                                 a Delaware corporation

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 BIOMARIN PEDIATRICS INC.,
                                 a Delaware corporation

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this EXHIBIT A):

      "ACQUISITION TRANSACTION" shall mean any transaction or series of transactions (other than the transactions contemplated hereby and in the documents executed in connection herewith) involving:

            (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) Ascent is a constituent corporation, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires any of the outstanding securities of any class of Ascent (other than in connection with the acquisition of Medicis), or (iii) Ascent issues any securities;

            (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of all or substantially all of the assets or rights that are part of the Pediatrics Business;

            (c) any liquidation or dissolution of Medicis or Ascent; or

            (d) any sale or other transfer of any of the Intellectual Property, the Secondary ANDA, the Option Shares, or Medicis' or Ascent's obligations under this Agreement.

      "AFFILIATE" shall mean with respect to any Person, any other Person controlling, controlled by or within common control with such Person. Without limiting the foregoing, Ascent is an Affiliate of Medicis and Medicis is an Affiliate of Ascent, and BioMarin is an Affiliate of BioMarin Acquisition and BioMarin Acquisition is an Affiliate of BioMarin.

      "AGREEMENT" shall mean the Securities Purchase Agreement to which this EXHIBIT A is attached (including the Ascent Disclosure Schedule), as it may be amended from time to time in accordance herewith.

      "ASCENT DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to BioMarin Acquisition on behalf of Ascent, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

      "ASCENT MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger among Medicis, MPC Merger Corp. and Ascent, dated October 1, 2001.

      "ASSET PURCHASE AGREEMENT" shall mean that certain asset purchase agreement among BioMarin, BioMarin Acquisition, Ascent and Medicis dated as of April 20, 2004.

      "BIOMARIN INDEMNITEES" shall mean BioMarin Acquisition and BioMarin.

      "BIOMARIN SHARE" shall mean a share of BioMarin Common Stock.

      "BREACH" means an inaccuracy in or breach of, or any failure to comply with or perform, a representation, warranty, covenant, obligation or other provision.

      "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be in the State of New York a legal holiday or a day on which banking institutions are authorized by law to close.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

      "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement by and among Medicis, Ascent, Medicis Manufacturing, BioMarin and BioMarin Acquisition, dated as of the date hereof.

      "CONSENT" shall mean any approval, consent, ratification, permission, waiver, authorization, filing, registration or notification (including any Governmental Authorization).

      "CONTRACT" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      "DAMAGES" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable legal fees, expert fees, accounting fees or advisory fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

      "DEVELOPMENT KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, that are necessary for the development, registration, manufacturing, packaging, stability, bioavailability, formulation, sale, use or commercialization of the products claimed in the Development Patents, owned by Ascent or its Affiliates, as of the Effective Date.

      "DEVELOPMENT PATENTS" shall mean all the United States and foreign patents and utility models, invention registrations, supplementary protection certificates and applications therefor listed in Part L-1.1(t) of the Ascent Disclosure Schedule and all reissues, divisionals, renewals, extensions, provisionals, continuations, and continuations-in-part thereof.

      "DEVELOPMENT TECHNOLOGY" shall mean the Development Patents and the Development Know How.

      "DOMAIN NAME AND WEB SITE LICENSE AGREEMENT" shall mean that certain Domain Name and Web Site License Agreement among BioMarin, BioMarin Acquisition, Ascent and Medicis dated as of May 18, 2004.

      "DUAL USE KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, which (a) (i) is owned by Ascent or its Affiliates and pertain or relate to both oral liquid prednisolone solution products and the Primsol product previously marketed by Ascent under Abbreviated New Drug Application 74-973 or (ii) is controlled by or licensed to Ascent or its Affiliates on a non-exclusive basis, and is sublicensable to a third party by Ascent or its Affiliates but is not owned by Ascent or its Affiliates and (b) is necessary for, used in or related to the development, registration, manufacturing, formulation, sale, use and commercialization of oral liquid prednisolone solution products.

      "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 3(3) of ERISA and each other employee benefit plan, program or arrangement at any time maintained, sponsored or contributed to (or required to be contributed to) by Medicis or any of its Affiliates or ERISA Affiliates or with respect to which Medicis or any of its Affiliates has any liability or potential liability.

      "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equitable interest, claim, preference, right of possession, lease, license, covenant, infringement, Order, proxy, option, right of first refusal, preemptive right, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      "ENTITY" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder.

      "ERISA AFFILIATE" shall mean any Person that is, was or would be treated as a single employer with Medicis, Ascent or any of their Affiliates under
Section 414 of the Code.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.

      "GAAP" shall mean generally accepted accounting principles as applied in the United States.

      "GOVERNMENTAL AUTHORIZATION" shall mean any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "GOVERNMENTAL BODY" shall mean any United States federal, state or local judicial, legislative, executive or other regulatory authority.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations promulgated thereunder.

      "IMPROVEMENTS" means any and all inventions, improvements, discoveries, enhancements, extensions, replacements, developments, refinements, or modifications to the Technology or the Development Technology, or utilizing the Technology or the Development Technology, or the respective use or the manufacturing processes therefor, whether or not patentable, which may be conceived, made, developed or otherwise controlled by BioMarin Acquisition or its Affiliates during the term of the License Agreement including, without limitation, modifications in size, package forms, dosage strength, methods for administration, methods for delivering, or changes in the formulation including the addition of actives to products.

      "INDEMNIFIED PARTIES" shall mean the Medicis Indemnitees or the BioMarin Indemnitees, as the case may be.

      "INDEMNIFYING PARTIES" shall mean Medicis or BioMarin, as the case may be.

      "INTELLECTUAL PROPERTY" shall mean the Trademarks and the Technology.

      "INTELLECTUAL PROPERTY ASSETS" means the Technology, the Development Technology, the Trademarks and the Improvements.

      "KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, that are necessary for the development, registration, manufacturing, packaging, stability, bioavailability, formulation, sale, use or commercialization of ORAPRED(R) and the "Licensed Products" (as defined in the Development, Commercialization and License Agreement between Ascent Pediatrics Inc. and Cima Labs Inc.), as the case may be, including, without limitation: (a) physiochemical data, specifications, quality control information and procedures; (b) market research data solely to the extent Ascent has the right to assign such data to BioMarin Acquisition; and
(c) information concerning the clinical, toxicological and pharmacological properties with respect to all of the foregoing, owned by Ascent or its Affiliates, as of the Effective Date; provided that Know How shall not include Dual Use Know How.

      "KNOWLEDGE" An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. Each of Ascent or Medicis shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or individual identified on EXHIBIT F hereto has Knowledge of such fact or other matter. Each of BioMarin Acquisition or BioMarin shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or individual identified on EXHIBIT G hereto has Knowledge of such fact or other matter.

      "LEGAL REQUIREMENT" shall mean any applicable order, writ, injunction, judgment, decree, statute, rule or regulation of any Governmental Body.

      "LIABILITY" shall mean any debt, obligation, liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation or liability is immediately due and payable.

      "LICENSE AGREEMENT" shall mean that certain License Agreement by and among BioMarin, BioMarin Acquisition, Medicis and Ascent, dated as of the date hereof.

      "LITIGATION MATTERS" shall mean those matters set forth on EXHIBIT H hereto.

      "LYNE LICENSE" shall mean that certain License Agreement between Ascent and Lyne Laboratories, Inc. dated May 21, 2001 (without regard to any amendment or modification thereof subsequent to the date hereof).

      "MATERIAL ADVERSE EFFECT" With respect to Medicis and/or Ascent, an "ASCENT MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on Ascent, the Intellectual Property, or the Pediatrics Business, taken as a whole; provided that in no event shall any of the following be deemed to constitute or be taken into account in determining an Ascent Material Adverse
Effect: any event, circumstance, change or effect that results from (A) changes affecting the economy generally, (B) changes in the pharmaceutical industry as a whole or in the market for oral liquid prednisolone solution products or oral dissolving tablet prednisolone products, (C) the public announcement or pending nature of the transactions contemplated hereby, or (D) any adverse judgment, verdict or Order relating to the Litigation Matters (provided that this clause
(D) shall not restrict or modify the conditions set forth in Sections 5.1, 5.3 and 5.4). With respect to BioMarin and/or BioMarin Acquisition, a "BIOMARIN MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of BioMarin, taken as a whole; provided that in no event shall any of the following be deemed to constitute or be taken into account in determining a BioMarin Material Adverse Effect: any event, circumstance, change or effect that results from (x) changes affecting the economy generally, (y) changes in the pharmaceutical industry as a whole, or (z) the public announcement or pending nature of the transactions contemplated hereby.

      "MEDICIS INDEMNITEES" shall mean Medicis.

      "MEDICIS MANUFACTURING" shall mean Medicis Manufacturing Corporation, a Delaware corporation.

      "ORAPRED(R)" means a product having the approved prednisolone sodium phosphate oral solution formulation, 15mg (base)/5ml as set forth under Abbreviated New Drug Application 75-117.

      "ORDER" shall mean any order, judgment, injunction, decree, ruling, decision, opinion, verdict, sentence, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

      "ORDINARY COURSE OF BUSINESS" An action taken by or on behalf of Ascent or Medicis shall not be deemed to have been taken in the "Ordinary Course of Business" unless such action is regularly recurring in nature and is consistent with the past practices of Ascent or Medicis in the conduct of the Pediatrics Business.

      "OPTION TERM" shall mean the period commencing the Effective Date and ending on the earlier to occur of (i) the Option Closing Date, or (ii) the termination date of this Agreement.

      "PEDIATRICS BUSINESS" means the business of making, manufacturing, marketing, selling, distributing and/or developing ORAPRED(R), certain oral liquid prednisolone solution products and oral dissolving tablet prednisolone products.

      "PERMITTED ENCUMBRANCES" shall mean the Lyne License, Permitted Liens and the Security Agreement.

      "PERMITTED LIENS" shall means liens for Taxes, assessments and other governmental charges which are not due and payable or which my hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings.

      "PERSON" shall mean any individual, Entity or Governmental Body.

      "PROCEEDING" shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

      "PRODUCTS" shall mean any product or method made, used, imported, offered for sale, distributed or sold which, if in the course of such manufacture, use, importation, offer for sale, distribution or sale, would, in the absence of the License Agreement, infringe or misappropriate one or more of the Intellectual Property Assets.

      "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      "SECONDARY ANDA" shall mean the Abbreviated New Drug Application numbered 75-250, together with all amendments, modifications, supplements and updates thereto.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

      "SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement by and between Ascent and BioMarin Acquisition, dated as of the date hereof.

      "SUBSIDIARY" shall mean with respect to any Person, any other Person (a) of which the initial Person directly or indirectly owns or controls more than 50% of the voting equity interests or has the power to elect or direct the election of a majority of the members of the governing body of such Person or (b) which is required to be consolidated with such Person under generally accepted accounting principles.

      "SUPPLY AGREEMENT" shall mean that certain supply agreement by and between BioMarin Acquisition and Medicis Manufacturing dated as of the date hereof, including any subcontracts related thereto.

      "TASTE MASKING RELATED PATENTS" shall mean all the United States and foreign patents and utility models, invention registrations, supplementary protection certificates and applications therefor listed in Part L-1.1(jjj) of the Ascent Disclosure Schedule and all reissues, divisionals, renewals, extensions, provisionals, continuations, and continuations-in-part thereof.

      "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

      "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "TECHNOLOGY" shall mean the Taste Masking Related Patents and the Know
How.

      "TRADEMARKS" shall mean all business names, trade names, logos, common law trademarks and service trademarks, trademark and service mark registrations and applications therefor as set forth on Part L-1.1 (oo) of the Ascent Disclosure Schedule.

      "TRANSACTION AGREEMENTS" shall mean this Agreement and the Escrow
Agreement.

      "TRANSITION SERVICES AGREEMENT" shall mean that certain Transition Services Agreement by and among Medicis, Ascent, BioMarin and BioMarin Acquisition, dated as of the date hereof.

      Other defined terms are located in the Agreement as follows:

DEFINED TERM                                                                PAGE NO.
------------                                                                --------
ASCENT....................................................................     1
ASCENT COMMON STOCK.......................................................     7

ASCENT LIABILTY...........................................................     5
BIOMARIN..................................................................     1
BIOMARIN ACQUISITION......................................................     1
BIOMARIN BREACH...........................................................    29
BIOMARIN CAP..............................................................    32
BIOMARIN COMMON STOCK.....................................................    12
BIOMARIN FILINGS..........................................................    14
BIOMARIN PAYMENT SHARES...................................................     3
BIOMARIN REGISTRATION INDEMNIFIED PARTIES.................................    23
CASH OPTION PAYMENT.......................................................     3
EFFECTIVE DATE............................................................     1
ENFORCEABILITY EXCEPTION..................................................     7
ESCROW AGREEMENT..........................................................     6
ESCROW CASH...............................................................     5
ESCROW SHARE PRICE........................................................     6
ESCROW SHARES.............................................................     6
ESTIMATED DAMAGES.........................................................     5
INDEPENDENT APPRAISER.....................................................     5
LIABILITIES NOTICE........................................................     5
MEDICIS...................................................................     1
MEDICIS BREACH............................................................    29
MEDICIS CAP...............................................................    31
MEDICIS REGISTRATION INDEMNIFIED PARTIES..................................    23
NOTICE OF ACCELERATION....................................................     2
NOTICE OF NON-EXERCISE....................................................     2
OBLIGATIONS...............................................................    39
OPTION....................................................................     1
OPTION CLOSING............................................................     4
OPTION CLOSING DATE.......................................................     1
OPTION SHARES.............................................................     1
REGISTRATION INDEMNIFIED PARTIES..........................................    24
RESOLUTION PERIOD.........................................................     5
RESTRICTED STOCK..........................................................    21
SUSPENSION PERIOD.........................................................    21
TARGET CLOSING DATE.......................................................     1
THIRD PARTY CLAIM.........................................................    33